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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MARVELL TECHNOLOGY GROUP LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.

June 2, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, July 11, 2008 at 3:30 p.m. Pacific time.

        As described in the accompanying notice of annual general meeting of shareholders and proxy statement, shareholders will be asked to (1) vote on the election of three Class 2 directors and one Class 1 director, and (2) re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending January 31, 2009. Directors and executive officers will be present at the annual general meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

        Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend in person, I urge you to sign, date and promptly return the enclosed proxy card in the accompanying postage-prepaid envelope to ensure that your common shares are represented at the annual general meeting. You may, of course, attend the annual general meeting and vote in person by following the instructions in the enclosed proxy statement.

        We have also enclosed a copy of our 2008 Annual Report on Form 10-K and a letter from our Chairman.

        On behalf of our board of directors and all of our employees, I wish to thank you for your continued support.

Sincerely yours,

DR. SEHAT SUTARDJA Chairman of the board of directors, President and Chief Executive Officer

MARVELL TECHNOLOGY GROUP LTD.
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on July 11, 2008

        The 2008 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, July 11, 2008 at 3:30 p.m. Pacific time for the following purposes:

        1.    To elect three Class 2 directors, who will hold office for a three-year term until the 2011 annual general meeting of shareholders or until their successors are duly elected and qualified, and one Class 1 director, who will hold office for a two-year term until the 2010 annual general meeting of shareholders or until his successor is duly elected and qualified;

        2.    To re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending January 31, 2009; and

        3.    To transact such other business as may properly come before the annual general meeting or any or all adjournments or postponements thereof.

        We will also lay before the meeting our financial statements for the fiscal year ended February 2, 2008 pursuant to the provisions of the Bermuda Companies Act 1981 and our Bye-Laws as currently in effect.

        Only shareholders of record as of the close of business on May 23, 2008 will be entitled to notice of, and to vote at, the annual general meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised. If you attend the meeting and desire to vote in person, your proxy will not be used. If your shares are held in the name of your broker, bank or other nominee and you wish to attend the meeting in person, you should request your broker, bank or other nominee to issue you a proxy covering your shares.

        Your attention is directed to the accompanying proxy statement. Your vote is very important. To assure your representation at the annual general meeting, please date, sign and mail the enclosed proxy card, for which a postage-prepaid return envelope is provided.

By Order of the board of directors,

ERIC B. JANOFSKY Acting Secretary

Santa Clara, California
June 2, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 11, 2008.

Our Proxy Statement for the 2008 Annual General Meeting of Shareholders, a Letter from our Chairman and our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 are available at http://phx.corporate-ir.net/phoenix.zhtml?c=120802&p=proxy.

If you have any questions, or have any difficulty voting your shares, please contact our Legal Department at (408) 222-2500.

TABLE OF CONTENTS

Page
Introduction	1
Information Regarding Voting at the Annual General Meeting	1
Presentation of Financial Statements	4
Proposal No. 1—Election of Directors	5
Board of Directors and Committees of the Board	6
Executive Compensation Committee Interlocks and Insider Participation	15
Executive Compensation	16
Security Ownership of Certain Beneficial Owners and Management	36
Related Party Transactions	38
Report of the Audit Committee	41
Proposal No. 2—Re-Appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration	43
Information Concerning Independent Registered Public Accounting Firm	44
Shareholder Proposals and Nominations for the 2009 Annual General Meeting	45
Other Matters	45
Section 16(a) Beneficial Ownership Reporting Compliance	46
Annual Report on Form 10-K	46

MARVELL TECHNOLOGY GROUP LTD.
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
July 11, 2008

INTRODUCTION

        This proxy statement is furnished in connection with the solicitation by the board of directors of Marvell Technology Group Ltd., a Bermuda company, of proxies for use at our 2008 annual general meeting of shareholders scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, July 11, 2008 at 3:30 p.m. Pacific time, and at any and all postponements and adjournments thereof.

INFORMATION REGARDING VOTING AT THE ANNUAL GENERAL MEETING

General

        At the annual general meeting, the shareholders are being asked to consider and to vote upon: (1) the election of three Class 2 directors, who will hold office for a three-year term until the 2011 annual general meeting of shareholders or until their successors are duly elected and qualified, and one Class 1 director, who will hold office for a two-year term until the 2010 annual general meeting of shareholders or until his successor is duly elected and qualified (see "Proposal 1—Election of Directors" at page 5 of this proxy statement), and (2) the re-appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending January 31, 2009 (see "Proposal 2—Re-appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration" at page 43 of this proxy statement).

        Your board of directors asks you to appoint Sehat Sutardja, Ph.D., our Chairman, President and Chief Executive Officer, and George de Urioste, our interim Chief Financial Officer, as your proxy holders to vote your shares at the annual general meeting. You make this appointment by completing the enclosed proxy card as described below. If appointed by you, your shares represented by properly executed proxies received by us will be voted at the annual general meeting in the manner specified therein or, if no instructions are marked on the proxy card, as follows: FOR the three Class 2 director nominees and one Class 1 director nominee identified on the proxy card and FOR the re-appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending January 31, 2009. Although management does not know of any other matter to be acted upon at the annual general meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment with respect to any other matters that may properly come before the annual general meeting.

        This proxy statement, the letter from our Chairman, our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 ("fiscal 2008") and the enclosed proxy card are first being sent to shareholders of record as of May 23, 2008, the record date, on or about June 6, 2008.

        We maintain our registered office in Bermuda at Canon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our telephone number in Bermuda is (441) 296-6395. The mailing address of our business offices in Bermuda is Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda.

Record Date

        The record date for the annual general meeting has been set as Friday, May 23, 2008. Only shareholders of record as of such date will be entitled to notice of and to vote at the annual general meeting. On the record date, 603,654,562 shares, par value $0.002 per share ("common shares"), were outstanding. Each outstanding common share is entitled to one vote on each matter to be voted on at the annual general meeting. There is no cumulative voting in the election of directors. Shares held as of the record date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Quorum

        The presence, in person or by proxy, of two or more persons holding at least a majority of the voting power of the common shares issued and outstanding and entitled to vote is necessary to constitute a quorum at the annual general meeting. In the event there are not sufficient votes for a quorum at the time of the annual general meeting, the annual general meeting will stand adjourned for one week or otherwise as may be determined by our board of directors in accordance with our Second Amended and Restated Bye-Laws (the "Bye-Laws") in order to permit the further solicitation of proxies.

Voting

        Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    Shareholders of Record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered the shareholder of record with respect to those shares and the proxy materials have been sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual general meeting.

    Beneficial Owners

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual general meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual general meeting unless you request a "legal proxy" from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the annual general meeting.

        Shareholders of record should complete and return proxy cards as soon as possible. To be valid, a proxy card must be completed in accordance with the instructions on it and received by 5:00 p.m.

Pacific time, on July 10, 2008 at the address indicated on the proxy card. No postage is required if the proxy is mailed in the enclosed postage-prepaid envelope within the United States to the address indicated on the proxy card.

        If you hold your shares in "street name," your broker, bank or other nominee will provide you with materials and instructions for voting your shares.

        With regard to the matters scheduled to come before the annual general meeting, votes may be cast in favor or against. A shareholder may also abstain or, with respect to the election of directors, withhold such shareholder's vote. The required vote is, assuming the presence of a quorum, a majority of votes cast. Abstentions, broker non-votes and withheld votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. However, abstentions, broker non-votes and withheld votes are not considered negative votes under the Bermuda Companies Act 1981 and our Bye-Laws, and as such none will effect the calculation of the requisite vote.

Attending the Annual General Meeting

        If your shares are held in the name of your broker, bank or other nominee and you plan to attend the annual general meeting, please bring a proxy from your broker, bank or other nominee with you to the meeting. If you are a shareholder of record, no proof is required.

Revocation of Proxies

        Execution of a proxy will not in any way affect a shareholder's right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised. A proxy may be revoked by:

  •
  delivering a written notice of revocation to our Secretary at Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda, prior to the commencement of the annual general meeting;

  •
  delivering a duly executed proxy bearing a later date at the address indicated on the proxy card; or

  •
  voting in person at the annual general meeting.

Solicitation

        We are making this solicitation, and the cost of preparing, assembling and mailing the notice of annual general meeting of shareholders, this proxy statement and the enclosed proxy card will be paid by us. Following the mailing of this proxy statement, our directors, officers and other employees may solicit proxies by mail, telephone, e-mail or in person. These persons will receive no additional compensation for these services. We have retained Georgeson Shareholder Services to assist us in the solicitation of proxies. Georgeson Shareholder Services will receive a fee of $7,500 for such services plus out-of-pocket expenses, which fees and expenses will be paid by us. Brokerage houses and other nominees, fiduciaries and custodians nominally holding common shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable charges and expenses in connection therewith.

Voting Results

        We will announce preliminary results at the annual general meeting. We will report final results in our first quarterly report on Form 10-Q filed after the date of the annual general meeting.

IMPORTANT

        Your vote is very important. To assure your representation at the annual general meeting, please date, sign and mail the enclosed proxy card, for which a postage-prepaid return envelope is provided.

PRESENTATION OF FINANCIAL STATEMENTS

        In accordance with Section 84 of the Bermuda Companies Act 1981 and Bye-Law 73 of our Bye-Laws, our audited consolidated financial statements for the fiscal year ended February 2, 2008 will be presented at the annual general meeting. These statements have been approved by our board of directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

        Our Bye-Laws provide for not less than two directors or such number in excess thereof as our board of directors may determine. The number of directors is currently fixed at nine. The number of directors currently serving on our board of directors is five. There are currently four vacancies on our board of directors. Assuming the appointment of three Class 2 directors and one Class 1 director at the annual general meeting, immediately thereafter there will be three vacancies on our board of directors.

        Our board of directors is currently divided into three classes, with Class 1 having no members, Class 2 having three members and Class 3 having two members. One class of our board of directors is elected by the shareholders each year. Each class serves staggered three-year terms, which means that as a general matter only one class of directors is elected at each annual general meeting with the other classes continuing for the remainder of their respective terms. At the annual general meeting, shareholders will be asked to vote on the election of three Class 2 directors and one Class 1 director. The nominees for Class 2 directors elected at the annual general meeting will hold office for a three-year term until the 2011 annual general meeting of shareholders or until their successors are duly elected and qualified and the nominee for Class 1 director elected at the annual general meeting will hold office for a two-year term until the 2010 annual general meeting of shareholders or until his successor is duly elected and qualified. Directors may only be removed for cause by a special resolution of our shareholders, pursuant to the terms of our Bye-Laws.

        Our nominees for the Class 2 directors are Kuo Wei (Herbert) Chang, Juergen Gromer, Ph.D. and Arturo Kruger. Our nominee for the Class 1 director is John G. Kassakian, Sc.D. If elected, it is anticipated that Dr. Kassakian will be appointed to serve on the executive compensation committee. Biographical information for each of our nominees can be found on pages 6, 7 and 8 of this proxy statement. We have been advised by Mr. Chang, Dr. Gromer, Mr. Krueger and Dr. Kassakian that they are willing to be named as such herein and are willing to serve as directors if elected. However, if Mr. Chang, Dr. Gromer, Mr. Krueger or Dr. Kassakian should be unable to serve as director, the enclosed proxy may be voted for a substitute nominee recommended by the governance committee and approved by our board of directors.

Board Recommendation and Required Vote

        Our board of directors unanimously recommends that you vote FOR each of the nominees for director identified above.

        Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of such nominee. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a majority of votes cast and entitled to vote at the annual general meeting. Withheld votes and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then the director will not be appointed and the position on our board of directors that would have been filled by the director nominee will become vacant. Our board of directors has the ability to fill the vacancy upon the recommendation of the governance committee, in accordance with our Bye-Laws, with that director subject to appointment by our shareholders at the next following annual general meeting of shareholders.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Directors and Nominees

        The following table sets forth information with respect to our directors, including each of our nominees, as of the date of this proxy statement:

Name of Director or Nominee	Age	Class of Director	Term Expires	Background
Sehat Sutardja, Ph.D.	46	3	2009	Dr. Sehat Sutardja, one of our co-founders, has served as the President, Chief Executive Officer and Co-Chairman of our board of directors since 1995, and Chairman of our board of directors since 2003. In addition, Dr. Sehat Sutardja serves as President, Chief Executive Officer and a director of our U.S. subsidiary, Marvell Semiconductor, Inc. ("MSI"). Dr. Sehat Sutardja does not hold any other directorships other than in our subsidiaries, including Marvell Semiconductor, Ltd., Marvell Technology, Inc., SysKonnect, Inc. and Avago Technologies Imaging (U.SA.) Inc. Dr. Sehat Sutardja holds a BS from Iowa State University, and a MS and Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley. Dr. Sehat Sutardja was elected as a Fellow to the IEEE in 2007 and holds over 90 U.S. Patents. Dr. Sehat Sutardja is the brother of Dr. Pantas Sutardja.
Pantas Sutardja, Ph.D.	45	3	2009
				Dr. Pantas Sutardja, one of our co-founders, has served as Vice President and a director since 1995. Dr. Pantas Sutardja was appointed Chief Technology Officer in 2000, Acting Chief Operating Officer and Chief Research and Development Officer in 2007. Dr. Pantas Sutardja does not hold any other directorships other than in our subsidiaries, including Marvell Semiconductor, Ltd., Marvell Technology, Inc., SysKonnect, Inc. and Avago Technologies Imaging (U.SA.) Inc. Dr. Pantas Sutardja holds a BS, MS and Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley. Dr. Pantas Sutardja is the brother of Dr. Sehat Sutardja.

Kuo Wei (Herbert) Chang(1)(3)	46	2	*	2008
					Kuo Wei (Herbert) Chang has served as a director since November 1996. Since April 1996, Mr. Chang has been President of InveStar Capital, Inc., a technology venture capital management firm based in Taiwan. Since February 1998, Mr. Chang has also been the managing member of Forefront Associates LLC, which is the general partner of Forefront Venture Partners, L.P. From 1994 to 1996, Mr. Chang was Senior Vice President of WK Technology Fund, a venture capital fund. Mr. Chang serves as a director for Monolithic Power Systems, Inc. and a number of private companies. Mr. Chang holds a BS from National Taiwan University and an MBA from National Chiao-Tung University in Taiwan.
Juergen Gromer, Ph.D.(1)(2)(3)	63	2	*	2008
					Dr. Juergen Gromer has served as a director since October 2007. Dr. Gromer is the retired President of Tyco Electronics Ltd. ("Tyco"), an electronics company, a position which he held from April 1999 until December 31, 2007. Dr. Gromer formerly held senior management positions from 1983 to 1998 at AMP (acquired by Tyco in April 1999) including Senior Vice President of Worldwide Sales and Services, President of the Global Automotive Division, Vice President of Central and Eastern Europe and General Manager of AMP. Dr. Gromer has over 20 years of AMP and Tyco experience, serving in a wide variety of regional and global assignments. Dr. Gromer is a director of Tyco, WABCO Holdings Inc. and RWE Rhein Ruhr AG. Dr. Gromer is also Chairman of the Board of the Society of Economic Development of the District Bergstrasse/Hessen, a member of the Advisory Board of Commerzbank and a director of the Board and Vice President of the American Chamber of Commerce in Germany. Dr. Gromer received his undergraduate degree and Ph.D. in Physics from the University of Stuttgart, Germany.
John G. Kassakian, Sc.D.	65	1	*	2008
					Dr. John G. Kassakian has been a member of the faculty of Electrical Engineering at the Massachusetts Institute of Technology ("MIT") since 1973 and has served as Director of the MIT Laboratory for Electromagnetic and Electronic Systems since 1991. Dr. Kassakian holds a S.B., S.M., E.E. and Sc.D. degrees from MIT.

Arturo Krueger(1)(2)(3)	68	2	*	2008
Arturo Krueger has served as a director since August 2005. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets and is serving on several Advisory Boards. Mr. Krueger was Corporate Vice President and General Manager of Motorola's Semiconductor Products Sector for Europe, Middle East and Africa from January 1998 until February 2001. Mr. Krueger has more than 40 years of experience in the computer and mainly in the semiconductor industry and is experienced in systems architecture, semiconductor design and development, operations, and marketing, as well as general management. Mr. Krueger serves as a director of QuickLogic Corporation, a semiconductor company, and Marvell Italia S.r.L., one of our subsidiaries. Mr. Krueger holds a MS in Electrical Engineering from the Institute of Technology in Switzerland and has studied Advanced Computer Science at the University of Minnesota.

*
Nominee for election.

(1)
Member of the governance committee.

(2)
Member of the executive compensation committee.

(3)
Member of the audit committee.

        Except as noted above, there are no family relationships among any of our directors and executive officers.

Corporate Governance Guidelines, Meetings, Independence and Compensation of our Board of Directors

    Corporate Governance Guidelines

        Our board of directors has adopted a set of corporate governance guidelines to establish a framework within which it will conduct its business. The corporate governance guidelines can be found on our website at www.marvell.com/investors/governance.jsp. The corporate governance guidelines provide, among other things, that:

  •
  a majority of the directors must be independent;

  •
  the governance committee screens and recommends board candidates to our board of directors;

  •
  the audit committee, executive compensation committee and governance committee must consist solely of independent directors; and

  •
  the independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

        Our board of directors may modify the corporate governance guidelines from time to time, as appropriate.

    Meetings of our Board of Directors; Attendance

        There were 27 meetings of our board of directors in fiscal 2008. Our former director, Michael Sophie, attended three of the seven meetings of the audit committee held in fiscal 2008 after his appointment to our board of directors on October 19, 2007 and prior to his resignation from our board of directors, executive compensation and the audit committees effective as of December 6, 2007. Dr. Gromer attended four of six meetings of the governance committee held in the fiscal 2008 after his appointment to the governance committee on October 26, 2007.

        Except as noted above, all other directors attended at least 75% of the total number of board and committee meetings on which such director served.

        Although directors are encouraged to attend annual general meetings, we do not have a formal policy requiring such attendance. Five directors attended the 2007 annual general meeting.

    Director Independence

        Our board of directors has determined that, among current directors with continuing terms and the director nominees standing for reelection, each of Mr. Chang, Dr. Gromer, Mr. Krueger and Dr. Kassakian are "independent" as such term is defined by the applicable listing standards of The NASDAQ Stock Market ("Nasdaq") and the rules of the Securities and Exchange Commission ("SEC").

    Compensation of Directors

        Our non-employee directors each receive $1,000 per board meeting attended in person and $250 per meeting attended telephonically. Effective as of September 6, 2007, non-employee directors also receive an annual retainer of $40,000. We intend to appoint a non-executive chairman to our board of directors, and will pay such individual an additional annual retainer of $25,000. Our non-employee directors also receive $5,000 per committee membership for the audit (increased to $7,500 for the audit committee effective as of September 6, 2007), executive compensation and governance committees, and $1,000 per committee meeting attended in person and $250 per meeting attended telephonically, except that the sole member of the stock option internal review special committee and its successor, the special committee regarding derivative litigation, received $2,500 per diem plus reimbursement of expenses. In addition, the chair of the audit committee receives an additional cash retainer of $7,500 per year and chairs of the other committees of our board of directors receive an additional cash retainer of $2,500 per year. Directors who are also employees do not receive any cash compensation for their services as directors.

        In addition, under our 2007 Directors' Stock Incentive Plan (the "2007 Director Plan"), each new non-employee director receives an option to purchase 50,000 common shares upon joining our board of directors. The options vest over a period of three years, with 1/3 vesting each year thereafter provided that the non-employee director remains a director through such period. In addition, under the 2007 Director Plan, each incumbent non-employee director is granted an option to purchase an additional 12,000 common shares on the date of our annual general meeting, provided that on such date the director has served on our board of directors for at least six months prior to the date of such annual general meeting. This option fully vests on the earlier of the next annual general meeting or the one year anniversary of the option grant date. All options will vest in full upon a change of control. The exercise price per share for each option is equal to the fair market value on the date of grant.

Director Compensation Table—Fiscal 2008

        The following table details the total compensation paid to our non-employee directors in fiscal 2008.

Director	Fees Earned or Paid in Cash($)		Option Awards($)(1)(2)		All Other Compensation($)	Total($)
Kuo Wei (Herbert) Chang	67,990		150,471		—	218,461
Dr. Paul R. Gray(3)	122,788		150,471		—	273,259
Dr. Juergen Gromer(4)	23,752		32,896	(5)	—	56,648
Douglas King(6)	88,250		32,350	(7)	—	120,600
Arturo Krueger	352,987	(8)	283,678	(9)	—	636,665
Michael Sophie(10)	15,927		—	(11)	—	15,927

(1)
Amounts listed in this column represent the compensation expense of option awards we recognized, before forfeitures, under SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R") for fiscal 2008, rather than amounts paid to or realized by the named individual, and includes expense recognized for awards granted prior to fiscal 2008. Please refer to Notes 1 and 9 of the notes to our consolidated financial statements included in our 2008 Annual Report on Form 10-K for the fiscal year ended February 2, 2008 for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized.

(2)
The following table provides the number of common shares subject to outstanding options held at February 2, 2008 for each director, as applicable:

Name	Number of Shares Underlying Unexercised Options(#)
Kuo Wei (Herbert) Chang	240,000
Dr. Paul R. Gray	148,000
Dr. Juergen Gromer	50,000
Douglas King	0	*
Arturo Krueger	112,000
Michael Sophie	0	*

    *
    All unvested options were cancelled upon resignation and any vested and unexercised options expired when the post-termination exercise period lapsed.

(3)
Dr. Gray resigned from our board of directors effective as of April 11, 2008.

(4)
Dr. Gromer was appointed to our board of directors effective as of October 26, 2007.

(5)
The grant date fair value of the 50,000 options granted to Dr. Gromer on October 26, 2007 under SFAS 123R is $364,180.

(6)
Mr. King resigned from our board of directors effective as of October 19, 2007.

(7)
After Mr. King resigned, 156,800 options were either cancelled because the options were unvested, or if the options were vested, expired unexercised when the post-termination exercise period lapsed. On October 19, 2007, Mr. King exercised 27,200 options and realized $165,784 of gain upon exercise of those options based on a market closing price of $17.48 on the date of exercise. The gain equals the number of options exercised multiplied by the market closing price of the shares on the day of exercise minus the number of options exercised multiplied by the option exercise price.

(8)
Amounts include special committee fees earned during fiscal 2008 of $216,250 and special committee fees earned during fiscal 2007 of $60,000.

(9)
The grant date fair value of the 12,000 options granted to Mr. Krueger on October 19, 2007 under SFAS 123R is $90,671.

(10)
Mr. Sophie was appointed to our board of directors effective as of October 19, 2007 and resigned effective as of December 6, 2007.

(11)
Mr. Sophie was granted 50,000 options on October 19, 2007, and since no options were vested when he resigned, all unvested options were cancelled and we did not recognize any expense for these options.

Committees of our Board of Directors

        Our board of directors has a standing audit committee, executive compensation committee and governance committee. Our board of directors has adopted written charters for each of these committees, copies of which are available on our Investors' Relations website at www.marvell.com/investors.

Audit Committee
Number of Members:	Three
Current Members:	Juergen Gromer, Ph.D., Chairman Kuo Wei (Herbert) Chang Arturo Krueger
Fiscal 2008 Changes:
At the beginning of fiscal 2008 the audit committee was comprised of Mr. King, Mr. Krueger and Dr. Gray. Mr. King resigned effective as of October 19, 2007, and Michael Sophie was appointed effective as of October 19, 2007. Mr. Sophie resigned effective as of December 6, 2007, and Dr. Gromer was appointed effective as of December 7, 2007. Dr. Gray resigned effective as of April 11, 2008 after the fiscal year end. Mr. Chang was appointed effective as of April 17, 2008 after the fiscal year end.
Number of Meetings in Fiscal 2008:	19
Functions:
The audit committee's responsibilities are generally to assist our board of directors in fulfilling its responsibility to oversee management's conduct of our accounting and financial reporting processes. The audit committee also, among other things, appoints our independent registered public accounting firm, oversees our internal audit function and those of its independent registered public accounting firm, reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal controls as reported by management. The audit committee meets quarterly and at such additional times as are necessary or advisable.

Qualifications:
Our board of directors has determined that each member of the audit committee meets the applicable independence and financial literacy requirements of Nasdaq and the SEC. Our board of directors has determined that Dr. Gromer is an "audit committee financial expert" as required by applicable Nasdaq and SEC rules.
Executive Compensation Committee
Number of Members:	Two
Current Members:	Juergen Gromer, Ph.D., Chairman Arturo Krueger
Fiscal 2008 Changes:
At the beginning of fiscal 2008 the executive compensation committee was comprised of Dr. Gray and Mr. King. Mr. King resigned effective as of October 19, 2007. Mr. Sophie was appointed effective as of October 19, 2007. Dr. Gromer was appointed effective as of October 26, 2007. Mr. Sophie resigned effective as of December 6, 2007. Dr. Gray resigned effective as of April 11, 2008 after the fiscal year end. Mr. Krueger was appointed effective as of April 17, 2008 after the fiscal year end.
Number of Meetings in Fiscal 2008:	24
Functions:
The executive compensation committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers, is responsible for administering equity award programs for non-executive employees, assists our board of directors in developing and evaluating potential candidates for any executive officer position and administers executive officer compensation within the terms of any applicable company compensation plans.
Qualifications:
Our board of directors has determined that each member of the executive compensation committee meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the executive compensation committee is an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and a "non-employee director" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Governance Committee
Number of Members:	Three
Current Members:	Arturo Krueger, Chairman Kuo Wei (Herbert) Chang Juergen Gromer, Ph.D.
Fiscal 2008 Changes:
At the beginning of fiscal 2008 the governance committee was comprised of Messrs. Krueger and Chang. Dr. Gromer was appointed effective as of October 26, 2007. David Mills was appointed effective as of February 4, 2008 and Mr. Mills resigned effective as of April 30, 2008 after the fiscal year end.

Number of Meetings in Fiscal 2008:	16
Functions:
The governance committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our corporate governance guidelines. The governance committee also makes recommendations to our board of directors regarding the size and composition of our board of directors and its committees and screens and recommends candidates for election to our board of directors.
Qualifications:	Our board of directors has determined that each member of the governance committee meets the applicable independence requirements of Nasdaq and the SEC.

Nominations for Election of Directors

        The governance committee identifies, recruits and recommends to our board of directors, and our board of directors approves, director nominees for election at each annual general meeting of shareholders and new directors for election by our board of directors to fill vacancies that may arise. The governance committee is actively recruiting and screening candidates to fill vacancies on our current board of directors. Under our Bye-Laws, any director appointed by our board of directors would need to be reappointed by shareholders at our next annual general meeting or by our board of directors following the annual general meeting. If a suitable candidate is identified after the date of this proxy statement but prior to the upcoming annual general meeting, our board of directors intends to appoint such individual for an initial term lasting up to the annual general meeting and then reappoint such individual following the annual general meeting. Our shareholders will then vote on the reappointment of such director at the 2009 annual general meeting.

        The nominees for election at this annual general meeting were unanimously recommended and approved by the governance committee and our board of directors, respectively. The governance committee will consider proposals for nomination from shareholders that are made in writing to our Secretary at Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals and nominations, see "Shareholder Proposals and Nominations for the 2009 Annual General Meeting" on page 45.

    Director Qualifications

        The governance committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

  •
  the highest personal and professional ethics and integrity;

  •
  the ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

  •
  current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

  •
  the willingness and ability to devote adequate time to our business.

        Other than the foregoing there are no stated minimum criteria for director nominees. We believe, however, that it is appropriate for at least one member of our board of directors to meet the criteria for an "audit committee financial expert" as defined by Nasdaq and the SEC, and that a majority of the members of our board of directors meet the definition of "independent director" under applicable Nasdaq and SEC rules. We also believe it is appropriate for certain key members of management to participate as members of our board of directors.

        When making its determination whether a nominee is qualified for the position of director, the governance committee may also consider such other factors as it may deem are in the best interests of the company and its shareholders, such as the following qualities and skills:

  •
  relationships that may affect the independence of the director or conflicts of interest that may affect the director's ability to discharge his or her duties;

  •
  diversity of experience and background, including the need for financial, business, academic, public sector or other expertise on our board of directors or its committees; and

  •
  the fit of the individual's skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

        When evaluating a candidate for nomination, the governance committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

    Identifying and Evaluating Nominees for Director

        The governance committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our board of directors. Candidates considered for nomination to our board of directors may come from several sources, including current and former directors, professional search firms and shareholder nominations. A shareholder seeking to recommend a prospective nominee for the governance committee's consideration should submit the candidate's name and qualifications to our Secretary at Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda. Nominees for director are evaluated by the governance committee, which may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communications with our Board of Directors

        At present, our Chairman and Chief Executive Officer is responsible for maintaining effective communications with our shareholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of our board of directors that management speaks for the company. This policy does not preclude independent directors from meeting with shareholders, but management, where appropriate, should be present at such meetings.

        Nonetheless, our board of directors has established a process for shareholders to send communications to our directors. If you wish to communicate with our board of directors or individual directors, you may send your communication in writing to: General Counsel, Marvell Semiconductor, Inc., 5488 Marvell Lane, MS 1-501, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a shareholder of Marvell. The General Counsel (or other officer acting in such capacity) will compile all such communications and will forward them to the appropriate director or directors or committee of our board of directors based on the subject matter or to the director or directors to whom such communications is addressed.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The executive compensation committee for fiscal 2008 consisted of the following members: Dr. Gray (resigned April 11, 2008), Mr. King (resigned October 19, 2007), Mr. Sophie (appointed October 19, 2007 and resigned December 6, 2007) and Dr. Gromer (appointed October 26, 2007). Mr. Krueger was appointed to the executive compensation committee effective as of April 17, 2008. None of the current or former members of the executive compensation committee who served during fiscal 2008 is a current or former officer or employee of us or our subsidiaries, or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no executive compensation committee interlocks between us and other entities, involving our executive officers or directors who serve as executive officers or directors of such other entities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides information regarding the compensation paid to the Chief Executive Officer, Chief Technology Officer, former Chief Operating Officer, former Chief Financial Officer and three interim Chief Financial Officers, who were the named executive officers of Marvell Technology Group Ltd. (and who we refer to as our "named executive officers") during fiscal 2008, which ran from January 28, 2007 until February 2, 2008. These individuals were:

  •
  Dr. Sehat Sutardja, Chief Executive Officer, President and Chairman of our Board of Directors;

  •
  Dr. Pantas Sutardja, Vice President, Chief Technology Officer, Acting Chief Operating Officer, Chief Research and Development Officer and Director;

  •
  Ms. Weili Dai, Vice President of Sales for Communications and Consumer Business of MSI and former Executive Vice President and Chief Operating Officer;

  •
  Mr. George Hervey, former Vice President of Finance and Chief Financial Officer;

  •
  Mr. Michael Tate, former Vice President, Corporate Controller, Corporate Treasurer and interim Chief Financial Officer;

  •
  Mr. Mike Rashkin, Vice President of Taxes and General Tax Counsel of MSI and former interim Chief Financial Officer; and

  •
  Mr. George de Urioste, interim Chief Financial Officer.

        In the past year, we concluded an investigation into our historical stock option-granting practices. For a summary of the findings, conclusions and recommendations of that investigation, please see our Annual Report on Form 10-K filed with the SEC on July 2, 2007. In early May 2007, as a result of that investigation, Mr. Hervey, our former Chief Financial Officer, resigned from the Company and Ms. Dai transitioned out of her position as Executive Vice President and Chief Operating Officer into a position as Director of Strategic Marketing and Business Development of MSI. On May 31, 2008, Ms. Dai was appointed as Vice President of Sales for Communications and Consumer Business of MSI. As a result of these changes, we only had two named executive officers—Dr. Sehat Sutardja, our Chief Executive Officer, and Dr. Pantas Sutardja, our Chief Technology Officer—who were in their positions for the entire fiscal year. As a result of these changes in our senior management, in fiscal 2008, our executive compensation program, as well as most of the significant compensation decisions involving senior executives during this period, have been limited to Dr. Sehat Sutardja and Dr. Pantas Sutardja. The remaining named executive officers discussed in this Compensation Discussion and Analysis are individuals who either are or were employed as our Chief Financial Officer on an interim basis.

        Historically, we have only had four named executive officers, because we have only had two executives in addition to our Chief Executive Officer and Chief Financial Officer who have had the level of responsibility to be considered executive officers. With the transition of Ms. Dai from her position as Chief Operating Officer, other than our Chief Executive Officer and Chief Financial Officer, only Dr. Pantas Sutardja, our Chief Technology Officer, had the level of responsibility to be considered an executive officer.

        In this Compensation Discussion and Analysis, Marvell Technology Group Ltd. is referred to as "we," "us," "our," or the "Company."

        The compensation paid to or earned by our named executive officers for fiscal 2008 is reported in the tables and associated footnotes beginning on page 29 of this proxy statement. This Compensation Discussion and Analysis addresses the following topics:

  •
  Governance of Executive Compensation Program

  •
  Executive Compensation Philosophy and Framework

  •
  Named Executive Officer Compensation Decisions

  •
  Other Considerations

Governance of Executive Compensation Program

    Role of the Executive Compensation Committee

        The executive compensation committee of our board of directors (referred to in this discussion as the executive compensation committee) has been charged to act on behalf of our board of directors to fulfill its responsibilities to set and oversee the compensation of our executive officers. With respect to our named executive officers, the executive compensation committee reviews and approves: (i) annual base salaries; (ii) annual incentive compensation; (iii) long-term incentive compensation; (iv) employment, severance and change-in-control agreements; and (v) other compensation and benefits, if any.

  Committee Interaction with Management

        In carrying out its responsibilities, the executive compensation committee works with Dr. Sehat Sutardja, our Chief Executive Officer, in determining executive compensation. With respect to Mr. Tate and Mr. Rashkin, our two former interim Chief Financial Officers, Dr. Sehat Sutardja provided his review of their performance, and his recommendations for their compensation. Dr. Sehat Sutardja provided assistance in the negotiation of the compensation package of Mr. de Urioste, our current interim Chief Financial Officer, which package was then approved by the executive compensation committee, all prior to the commencement of Mr. de Urioste's employment with us. With respect to his own compensation, Dr. Sehat Sutardja did not submit recommendations to the executive compensation committee or participate in the deliberations regarding his compensation. However, the executive compensation committee discussed Dr. Sehat Sutardja's proposed compensation package with him to obtain his feedback. The final decision for the compensation of Dr. Sehat Sutardja was determined solely by the executive compensation committee, in its discretion, subject to our board of directors' review process for his equity compensation, as described below. For the past several years, including fiscal 2008, Dr. Sehat Sutardja has not been directly involved in determining the equity compensation for Ms. Dai, our former Chief Operating Officer, or Dr. Pantas Sutardja, our Chief Technology Officer, because their stock option grants were a fixed percentage of his stock option grant. The executive compensation committee determined the appropriate fixed percentages for each of them, with feedback from Dr. Sehat Sutardja, in fiscal 2006, which ended January 28, 2006, and the executive compensation committee did not change such fixed percentages in fiscal 2007, which ended January 27, 2007, and fiscal 2008.

  Committee Process

        In fiscal 2008, the special litigation committee of our board of directors recommended several corporate governance reforms to our board of directors. One of these recommendations was that our full board of directors be involved in determining the equity compensation of our named executive officers. Our board of directors approved this recommendation, so that our current process, including the one used in our December 2007 compensation decisions, is for the executive compensation committee to develop proposals regarding the equity compensation of our named executive officers for our board of directors' consideration and approval for recommendation to the executive compensation committee (with any interested directors abstaining from voting). Thereafter, as required to comply with several regulatory requirements, the executive compensation committee has final approval over the recommended compensation proposals for our named executive officers.

        It is the executive compensation committee's goal to review the compensation of our named executive officers in the first quarter of each fiscal year. At this time, the executive compensation committee evaluates our financial results and assesses our named executive officers' performance for the prior fiscal year (which includes the assessment and recommendation of Dr. Sehat Sutardja, our Chief Executive Officer, where provided). Based on its evaluation and these assessments, the executive compensation committee then determines whether any adjustments to base salaries are appropriate, determines the payouts for the prior fiscal year's cash incentive plans and grants equity awards. However, for fiscal 2008, the executive compensation committee delayed all decisions on the compensation of our named executive officers until after the completion of the investigation of our stock option accounting practices. Because of this delay, the executive compensation committee reviewed performance for fiscal 2007 and made its decisions regarding executive compensation in December 2007, rather than March 2007. The executive compensation committee anticipates that it will finalize its review of executive officer performance for fiscal 2008 and make its executive compensation decisions in the second quarter of fiscal 2009.

  Committee Membership and Meetings

        During fiscal 2008, Dr. Paul Gray served as the executive compensation committee's chair. From the start of fiscal 2008 until late October 2007, Mr. Douglas King also served on the executive compensation committee. In late October, Dr. Juergen Gromer and Mr. Michael Sophie joined the executive compensation committee. Mr. Sophie resigned from the executive compensation committee in early December while Dr. Gromer has remained on the executive compensation committee. In April 2008, Dr. Gray retired from our board of directors and the executive compensation committee. Also in April 2008, Dr. Gromer became the chairman of the executive compensation committee and Mr. Arturo Krueger became a member of the executive compensation committee. In fiscal 2008, all executive compensation committee members met the "independent director" definition of the Nasdaq listing standards; the "non-employee director" definition of Rule 16b-3 under Section 16 of the Exchange Act; and the "outside director" definition of Section 162(m) of the Internal Revenue Code.

        The executive compensation committee holds regular monthly meetings and, in addition, meets as often as it deems necessary to carry out its responsibilities. The executive compensation committee met 24 times in fiscal 2008 and also acted twice by unanimous written consent.

  Use of External Advisors

        Beginning in March 2006 and continuing through fiscal 2008, the executive compensation committee engaged Compensia, Inc., a national executive compensation consulting firm, to provide it with advice, information and recommendations relating to executive compensation. Compensia serves at the discretion of the executive compensation committee. Other than its engagement with the executive compensation committee, Compensia did not provide any services to us in fiscal 2008 nor did Compensia receive any compensation other than for the services provided to the executive compensation committee described above.

        In fiscal 2008, Compensia provided the following assistance to the executive compensation committee:

  •
  Reviewed and made recommendations related to our named executive officers' base salary, annual incentive compensation awards, and long-term incentive compensation levels and program structures;

  •
  Assisted in the drafting of the Compensation Disclosure and Analysis included in the proxy statement filed with the SEC on September 14, 2007;

  •
  Reviewed and made recommendations related to the compensation levels and program structures for our board of directors;

  •
  Developed recommendations regarding stock ownership guidelines;

  •
  Reviewed compensation practices for special committees investigating option accounting issues; and

  •
  Provided market data on Chief Financial Officer compensation in connection with our search for a new Chief Financial Officer.

Executive Compensation Philosophy and Framework

    Compensation Philosophy

        Our primary business objective is to create long-term value for our shareholders. To achieve this objective, our executive compensation program is designed to attract, motivate, reward and retain our executives and align their interests with those of our shareholders.

    Compensation Objectives

        Consistent with our philosophy, our executive compensation program is designed to achieve five primary objectives:

  1.
  Provide for a competitive level of total compensation;

  2.
  Establish a direct link between compensatory rewards and both overall business results and individual performance;

  3.
  Promote a long-term focus for our named executive officers with incentive compensation that is designed with multi-year performance objectives;

  4.
  Align the interests and objectives of management and employees with furthering our growth and creating shareholder value; and

  5.
  Share the enterprise value created by employees through distribution of equity in the Company.

  Compensation Mix

        To achieve these objectives, the executive compensation committee provides a mix of compensation elements primarily composed of base salary, equity compensation and, for some of our named executive officers, annual cash incentives. Each of these components is discussed in greater detail below. In addition, we provide our named executive officers with health and welfare benefits and a tax-qualified retirement savings program on substantially the same terms and conditions as these benefits are provided to other salaried employees in the United States.

        For fiscal 2008, the executive compensation committee determined the amount of each element of the compensation mix individually to ensure that each element met the desired objectives for that element as described below. The executive compensation committee does not have a formal policy regarding the compensation mix between short-term and long-term compensation or between cash and non-cash compensation. Upon completing its determination of each compensation element, the executive compensation committee reviews the value of the total compensation package of each named executive officer to ensure that, in the aggregate, the compensation package is reasonable, appropriate from an internal equity standpoint, and within market norms, as discussed below under "Peer Groups," with all decisions based on the judgment of the members of the executive compensation committee. However, based on our philosophy of aligning our named executive officers with our shareholders and our focus on long-term value creation by our named executive officers, a substantial portion of our named executive officers' compensation, and especially the compensation of Dr. Sehat Sutardja, our Chief Executive Officer, consists of stock option grants.

  Peer Groups

        To assess the competitiveness of our executive compensation program and individual compensation levels, as part of its annual review process the executive compensation committee refers to the executive compensation practices of two peer groups. The peer groups used for fiscal 2007 were updated for fiscal 2008 by the executive compensation committee with the assistance of Compensia.

        The first (or "primary") peer group consisted of semiconductor companies the executive compensation committee believed to be generally comparable to us in terms of revenue. The second (or "high growth") peer group consisted of technology companies with revenue generally comparable to ours and revenue and earnings growth over the last several years that the executive compensation committee believed generally to be higher than typical market levels. The executive compensation committee believes the high growth peer group is useful for its decision-making process, because historically, we have had a higher than average revenue growth rate and the executive compensation committee expects us to continue to have a higher than average revenue growth rate.

        For fiscal 2008, the primary peer group consisted of the following companies:

Fiscal 2008 Primary Peer Group

•	Agere Systems Inc.	•	Cypress Semiconductor Corporation	•	National Semiconductor Corporation
•	Altera Corporation	•	Fairchild Semiconductor International, Inc.	•	Nvidia Corporation
•	Analog Devices, Inc.	•	LSI Logic Corporation	•	On Semiconductor Corporation
•	Atmel Corporation	•	Linear Technology Corporation	•	Spansion Inc.
•	Broadcom Corporation	•	Maxim Integrated Products, Inc.	•	Xilinx, Inc.
•	Conexant Systems, Inc.

        For fiscal 2008, the "high growth" peer group consisted of the following companies:

Fiscal 2008 "High Growth" Peer Group

•	Broadcom Corporation	•	Micron Technologies, Inc.	•	Nvidia Corporation
•	Juniper Networks, Inc.	•	Network Appliance, Inc.	•	Sandisk Corporation

  Compensation Positioning

        In determining each particular element of compensation, the executive compensation committee considered the proposed compensation of Dr. Sehat Sutardja, our Chief Executive Officer, and Dr. Pantas Sutardja, our Chief Technology Officer, as a percentile of that compensation element paid to similarly situated executives of the companies in our primary and high growth peer groups for their 2007 fiscal year. In general, for fiscal 2008, base salary was targeted at the 50th percentile of our primary peer group for Dr. Sehat Sutardja and Dr. Pantas Sutardja and equity compensation was targeted at a blended 75th percentile of our two peer groups for Dr. Sehat Sutardja. The annual incentive was targeted at the median of our primary peer group, though this target amount is used to grant an additional stock option rather than to determine an annual cash incentive, as further described below in the section entitled "Annual Cash Incentive Awards." While the executive compensation committee did not set a specific target for total direct compensation, it believes that total direct compensation will generally approximate the 75th percentile position in fiscal 2008 based on the significance of the equity compensation on total direct compensation.

        Dr. Sehat Sutardja's base salary was at approximately the 25th percentile and target total cash compensation was at approximately the 15th percentile of our primary peer group when the executive compensation committee conducted its review in December 2007. Because his base salary was low in comparison to the primary peer group, the executive compensation committee approved an increase of $100,000 in Dr. Sehat Sutardja's base salary to more closely align him with the 50th percentile of the primary peer group. Nonetheless, his total target cash compensation was still below the 50th percentile because he did not receive a cash bonus and was not eligible to participate in a cash incentive plan during fiscal 2008. As discussed in further detail below, in January 2008, Dr. Sehat Sutardja requested and the executive compensation committee approved a temporary reduction of his annual base salary to $1, which put his base salary and target total cash compensation at the bottom of the peer groups. As discussed in further detail below, the executive compensation committee targeted the 75th percentile for Dr. Sehat Sutardja's equity compensation because of its determination of our performance in comparison to our peer groups.

        The base salary of Dr. Pantas Sutardja was determined to be at approximately the 75th percentile and target total cash compensation at approximately the 25th percentile of our primary peer group when the executive compensation committee conducted its review in December 2007. Because Dr. Pantas Sutardja's base salary was above the 50th percentile, the executive compensation committee decided that no adjustment to his base salary was necessary for fiscal 2008. As discussed in further detail below, in January 2008, Dr. Pantas Sutardja requested and the executive compensation committee approved a temporary reduction of his annual base salary to $1, which puts his base salary and target total cash compensation at the bottom of the peer groups.

        We did not specifically target the compensation for our other named executive officers against the peer groups, because Ms. Dai, our former Chief Operating Officer, and Mr. Hervey, our former Chief Financial Officer, transitioned out of their roles during fiscal 2008 and we did not hire permanent replacements for them in fiscal 2008.

  Internal Equity

        For fiscal 2007 and 2008, the executive compensation committee determined the equity compensation for Dr. Pantas Sutardja, our Chief Technology Officer, and, for fiscal 2007, Ms. Dai, our former Chief Operating Officer, based on a percentage of the economic value of the equity award granted to Dr. Sehat Sutardja, our Chief Executive Officer. This approach was used by the executive compensation committee to reflect the relative contribution of Dr. Pantas Sutardja in comparison to Dr. Sehat Sutardja and assist in providing internal equity in the allocation of equity compensation. For fiscal 2007 and 2008, Dr. Pantas Sutardja's stock option grant was four-ninths of Dr. Sehat Sutardja's stock option grant. This ratio was determined by the executive compensation committee in its judgment after discussions with Dr. Sehat Sutardja and was based on a variety of factors including the scope of Dr. Pantas Sutardja's position and internal equity between Dr. Sehat Sutardja, Ms. Dai and Dr. Pantas Sutardja.

Named Executive Officer Compensation Decisions

        The primary elements of our executive compensation program are base salary, an annual cash incentive opportunity and stock options.

    Base Salary

        The executive compensation committee reviewed and adjusted the base salaries of Dr. Sehat Sutardja, our Chief Executive Officer, and Dr. Pantas Sutardja, our Chief Technology Officer, as discussed above in the section entitled "Compensation Positioning." In January 2008, in recognition of the reduction in force that we had at the end of fiscal 2008, Dr. Sehat Sutardja, Dr. Pantas Sutardja and Ms. Dai each requested that their base salaries be temporarily reduced to $1 per year. They made this request because they believed it was appropriate for them to reduce their cash compensation at a time when the Company was working to rebuild its financial performance. The executive compensation committee approved their request in January 2008. The executive compensation committee may restore the base salaries of Dr. Sehat Sutardja, Dr. Pantas Sutardja and Ms. Dai at such time it believes appropriate.

        With respect to Mr. Tate and Mr. Rashkin, our two former interim Chief Financial Officers, their base salaries were retroactively adjusted in December 2007. The executive compensation committee retroactively increased the base salary of Mr. Tate, a former interim Chief Financial Officer, by 10% based on the recommendation of Dr. Sehat Sutardja to retroactively adjust his base salary for the additional duties and responsibilities of being the interim Chief Financial Officer. The executive compensation committee retroactively increased Mr. Rashkin's base salary by 5% for the time period during fiscal 2008 when he was the Vice President of Taxes and General Tax Counsel of MSI, but not the interim Chief Financial Officer (that is, the period prior to when he became and the period after he stepped down as our interim Chief Financial Officer). This raise was given to Mr. Rashkin based on Dr. Sehat Sutardja's evaluation of his performance as Vice President of Taxes and General Tax Counsel of MSI and the standard merit base salary increase for our employees in fiscal 2008. Effective July 13, 2007, at the time he became the interim Chief Financial Officer, Mr. Rashkin's base salary was increased to an annual amount of $350,000, which was an increase of $119,190 over his then current base salary and prior to the retroactive adjustment discussed in the prior sentence. The $350,000 base salary was determined by the executive compensation committee to be appropriate for Mr. Rashkin's services as interim Chief Financial Officer, because it was the same amount that had been paid to Mr. George Hervey, our former Chief Financial Officer, and based on our fiscal 2007 review of Mr. Hervey's base salary, it approximated the 50th percentile for base salaries of our primary peer group. In connection with her transition to a non-executive level employee and prior to her voluntary reduction in her base salary to $1 in January 2008, Ms. Dai's base salary was reduced to $220,000 from $481,000. The $220,000 base salary was determined by the implementation committee of our board of directors (a committee consisting solely of "independent directors" within the meaning of the Nasdaq listing standards) to be an appropriate level of compensation for Ms. Dai based on input from our human resources department and relative to other non-executive employees with comparable responsibilities.

    Annual Cash Incentive Awards

        During fiscal 2008, Dr. Sehat Sutardja, our Chief Executive Officer, and Dr. Pantas Sutardja, our Chief Technology Officer, did not receive cash bonuses or participate in any cash incentive plan. Instead, they received an additional stock option grant equal in value to the 50th percentile of the target annual cash incentives for the primary peer group, as discussed in further detail below. The executive compensation committee believes that the grant of additional stock options to Dr. Sehat Sutardja and Dr. Pantas Sutardja further increases their focus on long-term shareholder value.

        Ms. Dai, our former Chief Operating Officer, and Mr. Hervey, our former Chief Financial Officer, did not qualify for nor did they receive any cash bonus before they transitioned out of their positions. Mr. Tate, one of our former interim Chief Financial Officers, did not receive any cash bonus for fiscal 2008, although the executive compensation committee did approve his cash bonus for fiscal 2007, the prior fiscal year, at its December 2007 meeting. Mr. Tate received a cash bonus of $33,750 for his performance as our Vice President, Corporate Controller and Corporate Treasurer based on the recommendation of Dr. Sehat Sutardja, who determined the amount in his judgment based on his evaluation of Mr. Tate's performance in fiscal 2007. At its December 2007 meeting, the executive compensation committee also approved a cash bonus for Mr. Rashkin, our other former interim Chief Financial Officer, for his performance in fiscal 2007, the prior fiscal year. Mr. Rashkin received a bonus of $92,324 for his fiscal 2007 performance based on the recommendation of Dr. Sehat Sutardja, who determined the amount in his judgment based on his evaluation of Mr. Rashkin's performance for fiscal 2007. The bonus was paid half in cash and half in a new fully vested stock option grant, with the number of option shares determined by dividing $46,162, half of the total bonus, by the fair market value of our common shares on the grant date and multiplying this quotient by four. The practice of splitting the bonus into a cash and stock option component and the calculation of the number of shares subject to the stock option is consistent with our bonus plan for our vice presidents and other nonexecutive officers. In March 2008, the executive compensation committee approved a bonus of $72,705 for Mr. Rashkin for his performance in fiscal 2008, based on the recommendation of Dr. Sehat Sutardja, who determined the amount in his judgment of Mr. Rashkin's performance. This bonus will be paid in accordance with the standard practice, as described above, of half in cash and half in a new stock option grant.

        Dr. Sehat Sutardja, our Chief Executive Officer, Dr. Pantas Sutardja, our Chief Technology Officer, and Ms. Dai, our former Chief Operating Officer, received cash payments under our patent issuance bonus plan through June 2007. Bonuses under the patent issuance plan are given to inventors and primary managers for their involvement in the patent process. In June 2007, the executive compensation committee ratified all prior payments made to our named executive officers under the patent issuance bonus plan and then suspended further participation by our named executive officers under the patent issuance bonus plan. For additional details of the patent issuance bonuses, please see footnote 2 to the Summary Compensation Table below.

    Long-Term Incentive Compensation

        Our long-term incentive compensation practices are designed to remain competitive in retaining and rewarding our executive officers. The executive compensation committee believes that our long-term incentive compensation program should focus our named executive officers on shareholder value creation through our long-term performance, as well as motivate them and retain their services in a competitive job market by providing significant long-term earnings potential.

        Generally, stock options are granted upon the initial hire of an executive and in connection with any promotion. In addition, since fiscal 2007, the executive compensation committee has determined on an annual basis whether each executive, including our named executive officers, should receive a grant based on its evaluation of corporate and individual performance.

  Award Mix

        Generally, the long-term incentive compensation for our named executive officers consists entirely of stock options. The executive compensation committee believes that as a high growth company, stock options provide our named executive officers with the best set of incentives to increase shareholder value as well as the best structure to meet our motivation and retention objectives.

        The stock options, which are granted with an exercise price equal to the fair market value of our common shares on the grant date, reward our executive officers only to the extent that our stock price appreciates and shareholders realize value following the options' grant date. The executive compensation committee believes that using a vesting schedule for our stock option awards aids retention, is consistent with peer group practices, and provides rewards for longer-term stock price appreciation. In addition, the executive compensation committee also grants stock options to our named executive officers with performance-based vesting to further tie their compensation to our performance.

  Fiscal 2008 Equity Awards

        Our executive compensation committee determines the appropriate size of any annual stock option grants to Dr. Sehat Sutardja, our Chief Executive Officer, based on our performance against the two peer groups and our strategic performance. In December 2007, the executive compensation committee determined that we performed at the 75th percentile relative to the performance of the peer group companies. The executive compensation committee considered four factors in making its determination: revenue growth, earnings growth, shareholder value creation and achievement of strategic and/or operational initiatives. The executive compensation committee does not have fixed weightings for each factor and instead uses its judgment in determining the importance of each factor annually based on our specific circumstances. For fiscal 2007, the executive compensation committee noted that our one and three year revenue growth was at or above the 75th percentile of the peer groups, that net income growth was below the 10th percentile in comparison to our peer groups due to our recent acquisition of Intel's communications and application processor business, that our stock price had not appreciated in fiscal 2007 and that for fiscal 2007 we had made a significant strategic acquisition of Intel's communications and application processor business. The executive compensation committee considered the revenue growth and the execution of the acquisition to be the most important performance factors in fiscal 2007. The executive compensation committee determined that for fiscal 2007 the acquisition was a significant factor but that net income was not as significant a factor, because of the tremendous potential of the acquisition to increase the size and value of the Company in the medium to long-term and the understanding of the executive compensation committee and our board of directors at the time of the acquisition that the acquisition would have a significant negative short term effect on net income.

        Based on this determination of our performance, the executive compensation committee used a blended rate of the 75th percentile of both of our peer groups to determine the size of the stock option award to Dr. Sehat Sutardja, our Chief Executive Officer. The executive compensation committee then decided to split the award between service-based vesting and performance-based vesting options, with the option grant split evenly between the two, with the number of shares subject to the performance-based options increased by 20% to take into account the additional risks associated with a performance-based stock option. The executive compensation committee determined, in its judgment, that a 20% premium was the appropriate adjustment to take into account the additional degree of difficulty in achieving the performance goal. The amount of the stock option granted to Dr. Pantas Sutardja, our Chief Technology Officer, reflected the executive compensation committee's determination to compensate Dr. Pantas Sutardja at 4/9th of the level of Dr. Sehat Sutardja.

        Dr. Sehat Sutardja was granted a service-based option for 189,000 shares and Dr. Pantas Sutardja was granted a service-based option for 84,000 shares. Both of these options vest ratably over four years. Dr. Sehat Sutardja was granted a performance-based option for 226,800 shares and Dr. Pantas Sutardja was granted a performance-based option for 101,000 shares. Both of these options vest based on achievement of a performance goal, as described in the next paragraph. In addition, in lieu of an annual cash incentive, as described above in the Section entitled "Annual Cash Incentive Awards," the executive compensation committee granted Dr. Sehat Sutardja an additional service-based option for 46,000 shares and Dr. Pantas Sutardja an additional service-based option for 12,000 shares that vest ratably over four years.

        The performance-based stock options will vest only if our pro forma earnings per share for any of the fiscal years from fiscal 2008 through fiscal 2011 is greater than 200% of the pro forma earnings per share for fiscal 2007, which is a target of $1.06 per share (Please see to footnote 4 of the "Grants of Plan-Based Awards in Fiscal 2008" table for a further description of the vesting terms of these options, including a description of the calculation of pro forma earnings per share). The executive compensation committee believes that the pro forma earnings per share target will be difficult to achieve and that it will reflect significant growth in earnings and shareholder value. The executive committee determined the 2x multiple based on its analysis of our historical performance and the median performance of the high growth peer group.

        In fiscal 2008, Ms, Dai, our former Chief Operating Officer, and Mr. Hervey, our former Chief Financial Officer, did not receive any stock option grants before they transitioned out of their positions. Ms. Dai agreed to cancel options for 1,502,667 shares in connection with her transition from Chief Operating Officer to Director of Strategic Marketing and Business Development. Mr. Tate, a former interim Chief Financial Officer, did not receive any stock option grants during fiscal 2008 prior to his departure.

        At the December 2007 meeting, the executive compensation committee also approved a service-based stock option grant to Mr. Rashkin, our other former interim Chief Financial Officer, for 20,000 shares that would vest ratably over four years. The executive compensation committee determined the amount of Mr. Rashkin's stock option award based on the recommendation of Dr. Sehat Sutardja, who determined the number of shares subject to the stock option based on his judgment of Mr. Rashkin's performance during fiscal 2007 as Vice President of Taxes and General Tax Counsel of MSI. In addition, the executive compensation committee approved a fully vested stock option grant to purchase 13,179 shares as part of his annual bonus as discussed above in the section entitled "Annual Cash Incentive Awards."

        Because Mr. Rashkin was not permitted to participate in our broad-based program to allow individuals who held certain stock options subject to adverse tax consequences under Section 409A of the Internal Revenue Code and parallel California laws (referred to as Section 409A), the executive compensation committee discussed alternatives available to allow Mr. Rashkin to avoid these adverse tax consequences. The executive compensation committee authorized the Company to offer Mr. Rashkin the opportunity to increase his stock option exercise prices to the prices necessary to avoid the adverse tax consequences under Section 409A. In exchange for his accepting this offer, the executive compensation committee authorized the grant to Mr. Rashkin of restricted stock units for an aggregate of 8,936 common shares.

    Benefits

        Our named executive officers are provided with a health and welfare benefit program, as well as the opportunity to participate in a tax-qualified Section 401(k) profit sharing-plan. They participate in these plans on substantially the same terms and conditions as our other salaried employees. Under our Section 401(k) plan, we match 100% of the employees' contributions up to $500 each semi-annual contribution period and $1,000 each year, subject to various limitations. We also offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our Amended 2000 Employee Stock Purchase Plan. Employees who own more than 5% of our shares may not participate in this plan, so Dr. Sehat Sutardja, our Chief Executive Officer, and Dr. Pantas Sutardja, our Chief Technology Officer, are not eligible to participate in this plan. Other than the personal use of our corporate jet by Dr. Sehat Sutardja and Ms. Dai described in the following paragraph, our executive officers did not receive any employee benefits or perquisites in fiscal 2008 other than the employee benefits and perquisites provided to all employees

        In fiscal 2008, Dr. Sehat Sutardja and Ms. Dai used our corporate aircraft for one personal trip. In May 2008 (during fiscal 2009), the executive compensation committee approved a formal corporate policy for non-business (personal) use of our corporate aircraft and approved its use for one personal use trip in the fiscal year ended February 2, 2008 by Dr. Sehat Sutardja and Ms. Dai. This policy permits personal use of our corporate aircraft only by our Chief Executive Officer. Our Chief Executive Officer may use our aircraft for three personal trips annually. Any additional personal use of our corporate aircraft by the Chief Executive Officer requires the approval of the executive compensation committee. While this formal policy relating to personal use by our Chief Executive Officer was not in place during fiscal 2008, Dr. Sehat Sutardja's personal use of our corporate aircraft in fiscal 2008 was within the guidelines the executive compensation committee adopted in fiscal 2009.

        Mr. Hervey, our former Chief Financial Officer, had a deferred compensation plan that we assumed in connection with our acquisition of Galileo Technology Ltd. where he was previously employed. During fiscal 2008, no additional amounts were contributed to this plan. However, the previously deferred amounts continued to be credited with earnings.

    Employment Agreements

        At this time, other than for Mr. de Urioste, our new interim Chief Financial Officer, we do not have any employment, change in control or severance agreements or arrangements for our named executive officers. This enables us to terminate their employment with flexibility as to the terms of any severance arrangement. For example, no severance was paid to Mr. Hervey, our former Chief Financial Officer, upon his termination in fiscal 2008.

        On January 23, 2008, we hired Mr. de Urioste to be our interim Chief Financial Officer, while we continue to search for a full time candidate for the position. We entered into an employment agreement with Mr. de Urioste based on our negotiations with him and as a necessary inducement for his acceptance of the position. Mr. de Urioste replaced Mr. Rashkin, one of our former interim Chief Financial Officers, who resigned as interim Chief Financial Officer for personal health concerns, though Mr. Rashkin continues to be employed by us in his prior position as Vice President of Taxes and General Tax Counsel of MSI. Mr. de Urioste's agreement is for a term of six months. The agreement provides for his base salary, sign on bonus, initial restricted stock unit grant, the initial term of his interim services and the terms of his severance.

        Under the terms of his agreement, Mr. de Urioste receives a base salary of $64,000 per month. He received a sign on bonus of $50,000, but he is not entitled to payment of any merit bonus or other cash incentives. Mr. de Urioste received a grant of 25,000 restricted stock units that vested as to 50% after three months, with the remaining units vesting monthly over the remaining three month period of his employment agreement. Unlike our normal practice to grant stock options, we granted restricted stock units to Mr. de Urioste, because his services to us are intended to be for a short duration. Therefore, a stock option would not provide the appropriate value to Mr. de Urioste and the appropriate incentives for his performance during this temporary assignment. Upon a termination by the Company without cause, as defined in the employment agreement, Mr. de Urioste would receive payment of his base salary for the remainder of the six month term of the agreement and he would vest immediately in any remaining unvested restricted stock units.

        Mr. de Urioste's total cash compensation and his long-term incentive compensation would be above the 75th percentile for the peer groups if his compensation was annualized. However, the executive compensation committee believed that the amounts paid to him were appropriate based on the importance of hiring an interim chief financial officer, the transitory nature of the interim position, and the competitive environment for professional, qualified interim chief financial officers.

Other Considerations

    Equity Grant Practices

        In fiscal 2008, our board of directors adopted policies with respect to our equity grant practices, covering, among other things, the following:

        All stock option grants must have an exercise price per share no less than the per share fair market value of our common shares on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under U.S. securities laws.

        The executive compensation committee has the authority to make equity grants to all employees, including our executive officers. However, equity grants to executive officers may be approved by the executive compensation committee after recommendation by our board of directors.

        Equity grants to newly hired employees are made once per month during regularly scheduled executive compensation committee meetings. An equity award proposal is prepared for the executive compensation committee's consideration in the month following the month of the new employees' date of hire. These awards may only be made by the executive compensation committee based upon the recommendation of Dr. Sehat Sutardja, our Chief Executive Officer.

        Equity grants to non-executive employees (other than new hires) are made after the annual review process is completed. In the past, we did not have any policy to coordinate our stock option grants with the release of material non-public information for the purpose of affecting the value of equity compensation. In fiscal 2008, the executive compensation committee adopted a policy to make these grants at its first regularly scheduled meeting after the completion of the annual review that occurs during an "open window" under our insider trading policy.

    Tax Considerations

        The executive compensation committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) generally disallows a tax deduction to any publicly held corporation for compensation exceeding $1 million paid in any taxable year to certain executive officers, unless the compensation is performance-based.

        The executive compensation committee has examined our current executive compensation program and determined that for fiscal 2008 none of our named executive officers would receive compensation that would not be deductible under Section 162(m).

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the executive compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the executive compensation committee has not adopted a formal policy regarding the tax deductibility of the compensation paid to Dr. Sehat Sutardja, our Chief Executive Officer, and our other named executive officers, the executive compensation committee intends to review the tax deductibility under Section 162(m) of executive compensation. However, the executive compensation committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

        Section 409A imposes taxes in the event that an employee, including a named executive officer receives "deferred compensation" that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, other than as described with respect to Mr. Hervey above in "Benefits," Section 409A applies to certain severance arrangements and equity awards. Consequently, to assist our employees in avoiding the taxes imposed by Section 409A, we have structured our equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

    Accounting Considerations

        We account for our equity compensation under SFAS 123R. Under SFAS 123R, we are required to estimate and record an expense for each equity award over its vesting period. The executive compensation committee reviews the effect of the compensation expense under SFAS 123R for equity compensation to the named executive officers.

    Other Policies

        The executive compensation committee has not considered whether it would adjust or attempt to recover bonus awards paid to our named executive officers if the relevant performance objectives upon which such bonus awards were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts awarded or paid. However, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation she, he or they receive from us under certain circumstances.

        In April 2008, in fiscal 2009, our board of directors amended our insider trading policy to permit Rule 10b5-1 trading plans. At this time, only Mr. de Urioste has implemented a Rule 10b5-1 trading plan. Currently, we do not have any stock ownership guidelines. The executive compensation committee and the governance committee of our board of directors expect to review the need for stock ownership guidelines from time to time based on our situation.

Compensation Committee Report

        The executive compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the executive compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.

        Respectfully submitted by the members of the executive compensation committee of the board of directors:

Dr. Juergen Gromer, Chairman
Mr. Arturo Krueger

Summary Compensation Table for Fiscal 2007 and 2008

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Dr. Sehat Sutardja, President and Chief Executive Officer	2008 2007	533,435 566,397	(3) (5)	— —		— —		7,254,923 9,704,258		13,500 25,500	— —		12,267 1,000	(4) (6)	7,814,125 10,297,155
Weili Dai, Vice President of Sales for Communications and Consumer Business of MSI and former Executive Vice President and Chief Operating Officer(7)	2008 2007	280,962 487,802	(3) (5)	— —		— —		7,387,067 6,888,798		500 3,000	— —		3,582 1,000	(8) (6)	7,672,111 7,380,600
Dr. Pantas Sutardja, Vice President, Chief Technology Officer, Acting Chief Operating Officer, Chief Research and Development Officer(9)	2008 2007	383,077 405,385	(3) (5)	— —		— —		3,157,548 4,652,587		24,500 33,000	— —		2,017 1,000	(10) (6)	3,567,142 5,091,972
George Hervey, Former Vice President of Finance and Chief Financial Officer(11)	2008 2007	131,923 336,423	(12)	— —	(16)	— —		— 1,515,021	(13)	— —	89,409 113,051	(14) (17)	166 1,000	(15) (6)	221,498 1,965,495
Michael Tate, Former Vice President, Corporate Controller, Corporate Treasurer and Interim Chief Financial Officer(18)	2008	139,793	(19)	—	(20)	—		370		—	—		233	(21)	140,396
George de Urioste, Interim Chief Financial Officer(22)	2008	23,631		50,000		22,404		—		—	—		—		96,035
Mike Rashkin, Vice President of Taxes and General Tax Counsel of MSI and former Interim Chief Financial Officer(23)	2008	303,971	(24)	72,705	(25)	84,756	(26)	273,210		—	—		227,404	(27)	962,046

(1)
Amounts listed in this column represent the compensation expense of option and stock awards we recognized, before forfeitures, under SFAS 123R for the respective fiscal year, rather than amounts paid to or realized by the named individual, and includes expense recognized for awards prior to the respective years. Please refer to Notes 1 and 9 of the notes to our consolidated financial statements included in our 2007 and 2008 Annual Report on Form 10-K for the fiscal years ended January 27, 2007 and February 2, 2008, respectively, for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense to be recognized by us over their vesting term. The executive compensation committee made separate grants based on previous years' performance. For more information, please see the Compensation Discussion and Analysis above.

(2)
These amounts are paid pursuant to our patent issuance bonus plan whereby employees are eligible to receive a bonus award for certain patent components including: $500 for each patent disclosure submitted by that employee; $250 for each patent disclosure in which that employee is a manager of at least one of the inventors; $1,000 for each patent application filed on behalf of that employee; $1,000 for each patent issued to that employee; and $5,000 for every five patents issued to that employee. Amounts paid to our executive officers under the plan were approved by the executive compensation committee. The patent bonuses earned in fiscal 2007 were included in the "All Other Compensation" column in the summary compensation table in our proxy statement filed on September 14, 2007.

(3)
On January 11, 2008, the executive compensation committee approved a request from Dr. Sehat Sutardja and Dr. Pantas Sutardja to reduce their salaries to $1. In connection with Ms. Dai's transition to a non-executive level employee and prior to her voluntary reduction in her base salary to $1 in January 2008, Ms. Dai's base salary was reduced to $220,000 from $481,000 in May 2007.

(4)
This amount includes cafeteria taxable benefit of $520, $497 paid by us for basic life insurance of 2.5 times annual salary up to $600,000, and incremental cost for personal use of our corporate aircraft. The total incremental cost as estimated by us for the personal use of the corporate aircraft was $12,857, including aircraft costs for fuel, fees for landing and parking and pilot expenses for food, hotels and car rental. The incremental cost attributed to Dr. Sehat Sutardja was $11,250, which represents his pro-rata share of the incremental cost. The pro rata share was determined based on the number of passengers on the aircraft for that trip. There were a total of eight passengers on the airplane during the personal trip. Dr. Sehat Sutardja's pro rata share accounted for 7/8 of the incremental cost representing himself and six other passengers. Ms. Dai's pro-rata share represented the remaining 1/8 share of the incremental cost since she was on the flight and she is our employee. Dr. Sehat Sutardja's taxable income as reported by us for the trip was $8,498. For more information regarding the corporate aircraft policy, please see the Compensation Discussion and Analysis above.

(5)
On May 25, 2006, the executive compensation committee approved retroactive salary adjustments to be effective as of May 25, 2005. However, retroactive payments were made to the executives effective as of January 31, 2006. Outstanding unpaid compensation adjustments relating to services performed in fiscal 2005 amounted to $39,242 for Dr. Sehat Sutardja, $72,977 for Weili Dai and $68,846 for Dr. Pantas Sutardja.

(6)
These amounts for fiscal 2007 include our matching contribution of $1,000 to the executive's 401(k) plan account.

(7)
Ms. Dai resigned as Executive Vice President and Chief Operating Officer and from our board of directors on May 6, 2007 and transitioned into a position as Director of Strategic Marketing and Business Development of MSI. On May 31, 2008, Ms. Dai was appointed as Vice President of Sales for Communications and Consumer Business of MSI.

(8)
This amount includes cafeteria taxable benefit of $520, $455 paid by us for basic life insurance of 2.5 times annual salary up to $550,000, $1,000 for our matching contribution to the executive's 401(k) plan account, and incremental cost for personal use of our corporate aircraft. The total incremental cost as estimated by us for the personal use of the corporate aircraft was $12,857, including aircraft costs for fuel, fees for landing and parking and pilot expenses for food, hotels and car rental. The incremental cost attributed to Ms. Dai was $1,607, which represents her pro-rata share of the incremental cost. The pro rata share was determined based on the number of passengers on the aircraft for that trip. There were a total of eight passengers on the airplane during the personal trip. Dr. Sehat Sutardja's pro rata share accounted for 7/8 of the incremental cost representing himself and six other passengers. Ms. Dai's pro-rata share represented the remaining 1/8 share of the incremental cost since she was on the flight and she is our employee. Ms. Dai's taxable income as reported by us for the trip was $1,214.

(9)
We anticipate that in connection with our appointment of a permanent Chief Financial Officer and Mr. de Urioste's transition to the role of Acting Chief Operating Officer, effective as of June 23, 2008, Dr. Pantas Sutardja will cease to serve as Acting Chief Operating Officer but will continue to serve in his roles as Chief Technology Officer and Chief Research and Development Officer.

(10)
This amount includes cafeteria taxable benefit of $520, $497 paid by us for basic life insurance of 2.5 times annual salary up to $600,000 and $1,000 for our matching contribution to the executive's 401(k) plan account.

(11)
Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer effective as of May 2, 2007.

(12)
Amount also includes payment of $40,385 to Mr. Hervey in fiscal 2008 for unused vacation time.

(13)
After Mr. Hervey resigned, 1,064,560 options were either cancelled because the options were unvested, or if the options were vested, expired unexercised when the post-termination exercise period lapsed; therefore, we did not recognize any option expenses for Mr. Hervey in fiscal 2008.

(14)
Represents the change in value of the Rabbi Trust assumed in the acquisition of Galileo Technology Ltd. from January 31, 2007 until the account was liquidated on May 25, 2007 and a lump sum payment of $1,335,852 was made.

(15)
This amount represents $166 paid by us for basic life insurance of 2.5 times annual salary up to $600,000.

(16)
Mr. Hervey was paid a bonus of $116,000 in fiscal 2007 for fiscal 2006 performance. The executive compensation committee was aware of and supported the target bonus, but did not formally approve the bonus payment.

(17)
Represents the change in value of the Rabbi Trust assumed in the acquisition of Galileo Technology Ltd. from January 28, 2006 through January 27, 2007 expressed as a lump sum, adjusted for a withdrawal of $407,195 during this period.

(18)
Mr. Tate resigned as Vice President, Corporate Controller, Corporate Treasurer and interim Chief Financial Officer effective as of July 13, 2007.

(19)
On December 28, 2007, the executive compensation committee approved a payment to Mr. Tate of $9,986 reflecting a retroactive increase of 10% to Mr. Tate's base salary from $225,000 to $247,500 for the period of time commencing from February 1, 2007 through July 12, 2007. Amount also includes payment of $25,961 to Mr. Tate in fiscal 2008 for unused vacation time.

(20)
Mr. Tate was paid a bonus of $33,750 in fiscal 2008 for fiscal 2007 performance.

(21)
This amount includes $233 paid by us for basic life insurance of 2.5 times annual salary up to $563,000.

(22)
Mr. de Urioste was appointed as interim Chief Financial Officer effective as of January 23, 2008. We anticipate that in connection with our appointment of a permanent Chief Financial Officer, Mr. de Urioste will transition to the role of Acting Chief Operating Officer effective as of June 23, 2008 and will no longer serve as our interim Chief Financial Officer.

(23)
Mr. Rashkin resigned as interim Chief Financial Officer effective as of January 23, 2008.

(24)
On December 28, 2007, the executive compensation committee approved a payment to Mr. Rashkin of $5,104 reflecting a retroactive increase of 5% to Mr. Rashkin's base salary for the time period during fiscal 2008 when he was the Vice President of Taxes and General Tax Counsel of MSI, but not the interim Chief Financial Officer from $230,810 to $242,351.

(25)
This bonus was paid half in cash and half in a new fully vested stock option grant, with the number of option shares determined by dividing $36,352.50, half of the total bonus, by the fair market value of our common shares on the grant date and multiplying this quotient by four. Mr. Rashkin was also paid a bonus of $92,324 in fiscal 2008 for fiscal 2007 performance. The bonus was paid half in cash and half in a new fully vested stock option grant, with the number of option shares determined by dividing $46,162, half of the total bonus, by the fair market value of our common shares on the grant date and multiplying this quotient by four.

(26)
Mr. Rashkin chose to increase the per share exercise prices of options to purchase our common stock in order to avoid adverse tax consequences of Section 409A of the Internal Revenue Code in return for grants of restricted stock units. Mr. Rashkin received restricted stock units of an equivalent value equal to the aggregate increase of the exercise price to the options. For more information, please see the Compensation Discussion and Analysis above.

(27)
This amount includes cafeteria taxable benefit of $520, $497 paid by us for basic life insurance of 2.5 times annual salary up to $600,000, $1,000 for our matching contribution to the executive's 401(k) plan account and $225,387 of Section 409A tax expense gross-up paid directly to the tax authorities in fiscal 2008 for exercises totaling 12,000 options on January 6, 2006.

Grants of Plan-Based Awards in Fiscal 2008

All Other Stock Awards: Number of Units (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards										Grant Date Fair Value of Option Awards ($)(2)
														All Other Option Awards (#)(1)		Exercise Price of Option Awards ($)
Date of Board Action (if different)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Dr. Sehat Sutardja	12/28/07 12/28/07		— —	— —	— —	— —	— —	— 226,800	(4)	— 226,800	(4)	— —		235,000 —	(3)	14.01 14.01	1,423,160 1,106,194
Weili Dai	—		—	—	—	—	—	—		—		—		—		—	—
Dr. Pantas Sutardja	12/28/07 12/28/07		— —	— —	— —	— —	— —	— 101,000	(4)	— 101,000	(4)	— —		96,000 —	(3)	14.01 14.01	581,376 492,617
George Hervey	—		—	—	—	—	—	—		—		—		—		—	—
Michael Tate	—		—	—	—	—	—	—		—		—		—		—	—
George de Urioste(5)	1/17/08		—	—	—	—	—	—		—		25,000		—		—	263,250
Michael Rashkin(6)	12/28/07 12/28/07 12/31/07 12/31/07 12/31/07 12/31/07 12/31/07 12/31/07 12/31/07 12/31/07 12/31/07 12/31/07 1/4/08 1/4/08 1/4/08 1/4/08 1/15/08 1/15/08 1/15/08 1/15/08 1/15/08 1/15/08	(9) (9) (9) (9) (9) (9) (9) (9) (9) (9)	— — 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07 12/28/07	— — — — — — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — — — — — —		— — — — — — — — — — — — — — — — — — — — — —		— — — — — — — — — — — — 174 2,379 2,984 130 699 626 452 830 102 560	(11) (11) (11) (11) (11) (11) (11) (11) (11) (11)	20,000 13,179 10,552 5,640 10,360 9,448 20,312 3,688 1,002 15,336 20,000 664 — — — — — — — — — —	(7) (8)	14.01 14.01 10.40 18.85 18.85 10.40 27.49 27.49 10.09 8.905 6.335 8.905 — — — — — — — — — —	121,120 79,812 0 0 0 0 0 0 0 0 0 0 2,142 29,285 36,733 1,600 7,493 6,711 4,845 8,898 1,093 6,003	(10) (10) (10) (10) (10) (10) (10) (10) (10) (10)

(1)
Options granted under the 1995 Plan and have a term of 10 years.

(2)
Amounts listed in this column represent the grant date fair value of option we awarded, under SFAS 123R for fiscal 2008, rather than amounts paid to or realized by the named individual. Please refer to Notes 1 and 9 of the Notes to our consolidated financial statements included in our 2008 Annual Report on Form 10-K for the fiscal year ended February 2, 2008 for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case, no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we will recognize over their vesting term.

(3)
Vests as to 1/48 on each monthly anniversary of June 1, 2007. For more information, please see the Compensation Discussion and Analysis above.

(4)
This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 29, 2011 in which Pro Forma EPS for such fiscal year exceeds 200% of Pro Forma EPS for the 2007 fiscal year (the "FY 2011 Target EPS"). The FY 2011 Target EPS will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. "10-K Due Date" means, with respect to the fiscal year in question, the prescribed date on which our Annual Report on Form 10-K is required to be filed with the SEC. "Pro Forma EPS" is calculated by adjusting diluted net income per share under generally accepted accounting principles ("GAAP EPS") for the impact of (i) non-cash stock-based compensation charges by adding to GAAP EPS non-cash stock-based compensation expense recognized under SFAS 123R, and (ii) non-cash charges associated with purchase accounting and other write-off related expenses by adding to GAAP EPS amortization and write-off of acquired intangible assets and other, and acquired in-process research and development. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 29, 2011, this option terminates.

(5)
Mr. de Urioste was appointed as interim Chief Financial Officer effective as of January 23, 2008. We anticipate that in connection with our appointment of a permanent Chief Financial Officer, Mr. de Urioste will transition to the role of Acting Chief Operating Officer effective as of June 23, 2008 and will no longer serve as our interim Chief Financial Officer.

(6)
Mr. Rashkin resigned as interim Chief Financial Officer effective as of January 23, 2008.

(7)
Exercisable in full on February 1, 2011.

(8)
Granted as a bonus for performance in the fiscal 2007. Options fully vested on December 28, 2007.

(9)
Options repriced pursuant to the Amendment of Stock Option Agreement effective December 31, 2007 between Mr. Rashkin and us.

(10)
Amounts reflect incremental increase in fair value related to the stock option exercise price adjustment for Mr. Rashkin effective on December 31, 2007 as described in the Compensation Discussion and Analysis above. Because the applicable exercise prices were increased, there was no incremental increase in the fair value.

(11)
Mr. Rashkin chose to increase the per share exercise prices of options to purchase our common shares in order to avoid adverse tax consequences of Section 409A of the Internal Revenue Code in return for grants of restricted stock units. For more information, please see the Compensation Discussion and Analysis above.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Dr. Sehat Sutardja	115,880 1,000,000 — — — 81,000 39,166 —	(1) (2) (6) (7)	— — 292,000 — — 81,000 195,834 —	(3) (6) (7)	— — — 400,000 400,000 — — 226,800	(4) (5) (8)	6.0025 10.91 34.3750 24.7950 24.7950 24.7950 14.01 14.01	6/6/2012 12/26/2013 3/10/2016 5/25/2016 5/25/2016 5/25/2016 12/28/2017 12/28/2017	— — — — — — — —		— — — — — — — —		— — — — — — — —	— — — — — — — —
Weili Dai	—		—		—		—	—	—		—		—	—
Dr. Pantas Sutardja	41,668 2,518,332 — — — 16,000 —	(1) (9) (7)	— — 218,000 — — 80,000 —	(3) (7)	— — — 178,000 178,000 — 101,000	(4) (5) (8)	6.0025 10.91 34.3750 24.7950 24.7950 14.01 14.01	6/6/2012 12/26/2013 3/10/2016 5/25/2016 5/25/2016 12/28/2017 12/28/2017	— — — — — — —		— — — — — — —		— — — — — — —	— — — — — — —
George Hervey	—		—		—		—	—	—		—		—	—
Michael Tate	—		—		—		—	—	—		—		—	—
George de Urioste(10)	—		—		—		—	—	25,000	(11)	319,000	(12)	—	—
Michael Rashkin(13)	20,000 15,336 664 10,552 9,448 — — — — 3,582 — 13,179 1,002 — — — —	(14) (15) (15) (16) (16) (19) (21) (22)	— — — — — 5,640 10,360 3,688 20,312 — 20,000 — — — — — —	(17) (17) (18) (18) (20)	— — — — — — — — — — — — — — — — —		6.335 8.905 8.905 10.40 10.40 18.85 18.85 27.49 27.49 29.87 14.01 14.01 10.09 — — — —	3/10/2013 5/5/2013 5/5/2013 1/2/2014 1/2/2014 3/18/2015 3/18/2015 3/17/2016 3/17/2016 4/7/2016 12/28/2017 12/28/2017 2/28/2012 — — — —	— — — — — — — — — — — — — 452 830 102 560	(23) (23) (24) (24)	— — — — — — — — — — — — — 5,768 10,591 1,302 7,146	(12) (12) (12) (12)	— — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — —

(1)
Fully vested on June 6, 2006.

(2)
These options were fully vested on August 26, 2006. On December 27, 2006, Dr. Sehat Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with SFAS 123R. On May 6, 2007, Dr. Sehat Sutardja agreed to reduce the number of shares received in his December 26, 2003 grant by 2,000,000 post-split shares.

(3)
Exercisable in full on January 31, 2009.

(4)
This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 30, 2010 in which Pro Forma EPS for such fiscal year exceeds $1.39 (the "Target EPS"). The Target EPS will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. "10-K Due Date" means, with respect to the fiscal year in question, the prescribed date on which our Annual Report on Form 10-K is required to be filed with the SEC. "Pro Forma EPS" is calculated by adjusting diluted net income per share under generally accepted accounting principles ("GAAP EPS") for the impact of (i) non-cash stock-based compensation charges by adding to GAAP EPS non-cash stock-based compensation expense recognized under SFAS 123R, and (ii) non-cash charges associated with purchase accounting and other write-off related expenses by adding to GAAP EPS amortization and write-off of acquired intangible assets and other, and acquired in-process research and development. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 30, 2010, this option terminates.

(5)
This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 30, 2010 in which Pro Forma EPS for such fiscal year exceeds $2.085 (the "Target EPS II"). The Target EPS II will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 30, 2010, this option terminates.

(6)
162,000 options were granted to Dr. Sehat Sutardja on May 25, 2006. These options vested as to 50% on May 25, 2007 and will vest as to the remaining 50% on May 25, 2008.

(7)
Vests as to 1/48 on each monthly anniversary of June 1, 2007; exercisable in full on June 1, 2011.

(8)
This option becomes vested and fully exercisable on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 29, 2011 in which Pro Forma EPS for such fiscal year exceeds the FY 2011 Target EPS. The FY 2011 Target EPS will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 29, 2011, this option terminates.

(9)
Fully vested on December 26, 2007. On December 27, 2006, Dr. Pantas Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with SFAS 123R.

(10)
Mr. de Urioste was appointed as interim Chief Financial Officer effective as of January 23, 2008. We anticipate that in connection with our appointment of a permanent Chief Financial Officer, Mr. de Urioste will transition to the role of Acting Chief Operating Officer effective as of June 23, 2008 and will no longer serve as our interim Chief Financial Officer.

(11)
Fully vested on July 23, 2008. The restricted stock units vested as to 12,500 on April 23, 2008, will vest as to 4,168 shares on May 23, 2008, and will vest as to 4,166 shares on June 23, 2008 and July 23, 2008.

(12)
The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common shares of $12.76 on February 1, 2008, the last trading day of fiscal 2008, as reported on the Nasdaq Global Select Market.

(13)
Mr. Rashkin resigned as interim Chief Financial Officer effective as of January 23, 2008.

(14)
Fully vested on February 1, 2007.

(15)
Fully vested on May 5, 2006.

(16)
Fully vested on January 2, 2008.

(17)
Exercisable in full on February 1, 2009.

(18)
Exercisable in full on February 1, 2010.

(19)
Fully vested on February 1, 2006.

(20)
Exercisable in full on February 1, 2011.

(21)
Fully vested on December 28, 2007.

(22)
Fully vested on February 3, 2006.

(23)
Restricted stock units will vest in full on February 15, 2009.

(24)
Restricted stock units will vest in full on February 15, 2010.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)		Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Dr. Sehat Sutardja	—	—		—	—
Weili Dai(2)	1,475,001	10,094,883	(3)	—	—
Dr. Pantas Sutardja	—	—		—	—
Michael Hervey	—	—		—	—
Michael Tate(4)	60,648	751,394	(5)	—	—
George de Urioste	—	—		—	—
Michael Rashkin(6)	—	—		6,992	83,965	(7)

(1)
The value realized equals the number of options exercised multiplied by the market closing price of our shares on the day of exercise minus the number of options exercised multiplied by the option exercise price.

(2)
Ms. Dai resigned as Executive Vice President and Chief Operating Officer and from our board of directors on May 6, 2007 and transitioned into a position as Director of Strategic Marketing and Business Development of MSI. On May 31, 2008, Ms. Dai was appointed as Vice President of Sales for Communications and Consumer Business of MSI.

(3)
Options were exercised on August 10, 2007 and the closing market price of our shares on the date of exercise was $17.56 as reported on the Nasdaq Global Select Market.

(4)
Mr. Tate resigned as Vice President, Corporate Controller, Corporate Treasurer and interim Chief Financial Officer effective as of July 13, 2007.

(5)
Options were exercised on July 19, 2007 and the closing market price of our shares on that date was $19.51 as reported on the Nasdaq Global Select Market.

(6)
Mr. Rashkin resigned as interim Chief Financial Officer effective as of January 23, 2008.

(7)
5,667 shares vested on January 4, 2008 and the closing market price of our shares on the vesting date was $12.31 as reported on the Nasdaq Global Select Market. 1,325 shares vested on January 15, 2008 and the closing market price of our shares on the vesting date was $10.72 as reported on the Nasdaq Global Select Market. Value realized on vesting was calculated by multiplying the market closing price of our shares on the vesting date with the number of shares acquired upon vesting.

Nonqualified Deferred Compensation Table for Fiscal 2008

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
Dr. Sehat Sutardja	—	—	—	—	—
Weili Dai	—	—	—	—	—
Dr. Pantas Sutardja	—	—	—	—	—
George Hervey(2)	—	—	89,409	1,335,852	—
Michael Tate	—	—	—	—	—
George de Urioste	—	—	—	—	—
Michael Rashkin	—	—	—	—	—

(1)
All aggregate earnings in fiscal 2008 are included in the Summary Compensation Table—Fiscal 2008 column titled "Change in Pension Value and Nonqualified Deferred Compensation Earnings." The Rabbi Trust assumed in the acquisition of Galileo Technology Ltd. was liquidated on May 25, 2007 and a lump sum payment of $1,335,852 was made.

(2)
Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer effective as of May 2, 2007.

Employment Contracts and Change-in-Control Arrangements

        Other than for Mr. de Urioste, our interim Chief Financial Officer, during fiscal 2008 we did not have any employment agreements with any of our executive officers, nor do we have any compensatory plan or arrangement that would result in any payments to any executive officers upon such officer's resignation, retirement or other termination or from a change in control. Any of our executive officers may resign at any time and the employment of any executive officer may be terminated at any time by our board of directors.

    George de Urioste

        We entered into an employment agreement with Mr. de Urioste in connection with his employment as our interim Chief Financial Officer. Mr. de Urioste's agreement is for a term of six months. Upon a termination by us without cause, as defined in the employment agreement, Mr. de Urioste would receive payment of his base salary for the remainder of the six month term of the agreement and he would vest immediately in any remaining unvested restricted stock units. Based on a hypothetical termination date of February 2, 2008, the amounts paid to Mr. Urioste in the event of a termination without cause would have been: (i) $384,000 in a lump sum cash payment within 30 days of the termination and (ii) the market value of 25,000 shares of otherwise unvested common shares at the amount of $319,000, calculated based on the closing price of our common shares on February 1, 2008, which was $12.76 as reported on the Nasdaq Global Select Market. We anticipate that in connection with our appointment of a permanent Chief Financial Officer, Mr. de Urioste will transition to the role of Acting Chief Operating Officer effective as of June 23, 2008 and will no longer serve as our interim Chief Financial Officer.

    Clyde R. Hosein

        On May 29, 2008, our board of directors of appointed Clyde R. Hosein as our Chief Financial Officer effective as of June 23, 2008. In connection with Mr. Hosein's employment with us, we and Mr. Hosein entered into an employment offer letter executed on May 29, 2008.

        Mr. Hosein will be entitled to severance benefits if within 12 months of a change of control, we terminate his employment other than for cause, if Mr. Hosein terminates employment for good reason or if Mr. Hosein's employment is terminated within 30 days after being removed as Chief Financial Officer of the ultimate parent corporation of the surviving entity. In the event one of the foregoing occurs, then:

  •
  the sign-on bonus repayment obligation, if then in effect, will be forgiven;

  •
  Mr. Hosein will be entitled to immediate vesting of all stock options that would have vested in the one-year period following termination; and

  •
  Mr. Hosein will be entitled to a lump sum payment equal to 12 months of Mr. Hosein's then current salary and target incentive payments.

        Mr. Hosein will be entitled to severance benefits if we terminate his employment without cause or if Mr. Hosein terminates his employment for good reason. In the event one of the foregoing occurs, then:

  •
  Mr. Hosein will be entitled to receive a lump sum payment equal to 12 months of his then current salary and target incentive payments; and

  •
  Mr. Hosein will be entitled to immediate vesting of any unvested portion of the 450,000 time-based options that would have vested in the one-year period following the termination date;

provided that if Mr. Hosein terminates his employment voluntarily and not for good reason he will receive no further salary or incentive payments beyond those he would ordinarily be entitled to through the date of termination, all equity award vesting will cease on the termination date and he will forfeit all rights to any portion of any equity award that was unvested on the termination date.

        The receipt of any severance or other benefits will be subject to Mr. Hosein signing and not revoking a standard separation agreement and mutual release of claims.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common shares as of May 3, 2008, except as noted otherwise, for:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding common shares;

  •
  each of our directors and nominees for director;

  •
  our Chief Executive Officer and each of the named executive officers named in the Summary Compensation Table on page 29 of this proxy statement; and

  •
  all directors and current executive officers as a group.

        Unless otherwise indicated, the address of each of the beneficial owners is c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

	Shares Beneficially Owned(1)
Name
	Number	Percent**
5% Shareholders:
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	84,661,204	14.0%
Weili Dai(3)	74,180,651	12.3%
Directors and Executive Officers:
Dr. Sehat Sutardja(4)	75,522,176	12.5%
Dr. Pantas Sutardja(5)	41,370,300	6.9%
George Hervey(6)	60,000	*
Michael Tate(7)	1,510	*
Michael Rashkin(8)	99,835	*
George de Urioste(9)	16,366	*
Kuo Wei (Herbert) Chang(10)	240,000	*
Dr. Juergen Gromer	0	*
Dr. John G. Kassakian	0	*
Arturo Krueger(11)	87,866	*
Directors and current executive officers as a group (6 persons)(12)	117,236,708	19.4%

*
Less than one percent.

**
The percentage of beneficial ownership for the following table is based on 602,970,328 common shares outstanding on May 3, 2008.

(1)
Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their common shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those common shares that the shareholder has sole or shared voting of investment power and any common shares that the shareholder has a right to acquire within 60 days after May 3, 2008 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into common shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.

(2)
Based solely on information reported on a Schedule 13G/Amendment No. 2 filed with the SEC on February 12, 2008, by T. Rowe Price Associates, Inc. Includes 84,661,204 shares beneficially held by T. Rowe Price Associates, Inc., 29,315,718 shares for which it possesses sold voting power and 84,318,004 shares for which is possesses sole dispositive power.

(3)
Consists of 53,727,317 shares held jointly by Dr. Sehat Sutardja and Ms. Dai, of which Dr. Sehat Sutardja and Ms. Dai share voting and dispositive power; and 20,453,334 shares held by The Sutardja Family Partners, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and dispositive power. Ms. Dai resigned as Executive Vice President and Chief Operating Officer and as a member of our board of directors on May 6, 2007 and transitioned into a position as Director of Strategic Marketing and Business Development of MSI. On May 31, 2008, Ms. Dai was appointed as Vice President of Sales for Communications and Consumer Business of MSI. 20,916,203 of such shares are registered in the name of Goldman Sachs and are held in an account that could be deemed a margin account.

(4)
Consists of 1,341,525 shares subject to stock options held by Dr. Sehat Sutardja that are currently exercisable or will become exercisable within 60 days after May 3, 2008; 53,727,317 shares held jointly by Dr. Sehat Sutardja and Ms. Dai, of which Dr. Sehat Sutardja and Ms. Dai share voting and dispositive power; and 20,453,334 shares held by The Sutardja Family Partners, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and dispositive power. 20,916,203 of such shares are registered in the name of Goldman Sachs and are held in an account that could be deemed a margin account.

(5)
Includes 2,586,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after May 3, 2008, as well as 38,784,300 shares held by the Sutardja Chuk Revocable Family Trust, of which Dr. Pantas Sutardja has shared voting and dispositive power. 2,000,000 of such shares are held in an account that could be deemed a margin account. We anticipate that in connection with our appointment of a permanent Chief Financial Officer and Mr. de Urioste's transition to the role of Acting Chief Operating Officer, effective as of June 23, 2008, Dr. Pantas Sutardja will cease to serve as Acting Chief Operating Officer but will continue to serve in his roles as Chief Technology Officer and Chief Research and Development Officer.

(6)
Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer effective as of May 2, 2007. The number of shares beneficially owned by Mr. Hervey is based soley on the information provided on a Form 4 filed with the SEC on December 29, 2006.

(7)
Mr. Tate resigned as Vice President, Controller and Treasurer and Interim Chief Financial Officer effective as of July 13, 2007.

(8)
Includes 86,665 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after May 3, 2008. Mr. Rashkin resigned as Interim Chief Financial Officer effective as of January 23, 2008.

(9)
Mr. de Urioste was appointed as interim Chief Financial Officer effective as of January 23, 2008. We anticipate that in connection with our appointment of a permanent Chief Financial Officer, Mr. de Urioste will transition to the role of Acting Chief Operating Officer effective as of June 23, 2008 and will no longer serve as our interim Chief Financial Officer. Includes 8,334 shares subject to restricted stock units that may become vested within 60 days after May 3, 2008.

(10)
Includes 240,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after May 3, 2008.

(11)
Includes 87,866 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after May 3, 2008.

(12)
Includes (i) 4,255,391 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after May 3, 2008 and (ii) 8,334 shares subject to restricted stock units that are vested or will become vested within 60 days after May 3, 2008.

RELATED PARTY TRANSACTIONS

        The governance committee is responsible for review, approval or ratification of "related-person transactions" between us or our subsidiaries and related persons. Under SEC rules and our written policy, a related person is a director, officer, nominee for director, or 5% shareholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which our company or a subsidiary is a participant, the amount involved exceeds $120,000 in any calendar year and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions requiring approval by the governance committee:

  •
  Employment of executive officers.    Any employment by us of an executive officer of our company if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a "named executive officer," and the executive compensation committee approved (or recommended that our board of directors approve) such compensation.

  •
  Director compensation.    Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

  •
  Certain transactions with other companies.    Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company's total annual revenues.

  •
  Transactions where all shareholders receive proportional benefits.    Any transaction where the related person's interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

  •
  Transactions involving competitive bids.    Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

  •
  Regulated transactions.    Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

  •
  Certain banking-related services.    Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

  •
  Other Transactions.    Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

        During fiscal 2008, 2007 and 2006, we incurred approximately $0.1 million, $1.0 million and $0.7 million, respectively, of expenses from an unrelated third-party entity, ACM Aviation, Inc. ("ACM") for charter aircraft services provided to MSI for Estopia Air LLC ("Estopia Air"). The aircraft provided by ACM to us for such services is owned by Estopia Air. Our President and Chief Executive Officer, Dr. Sehat Sutardja, and the Director of Strategic Marketing and Business Development of MSI, Weili Dai, through their control and ownership in Estopia Air, own the aircraft provided by ACM. Dr. Sehat Sutardja, our President and Chief Executive Officer, and Weili Dai are husband and wife. Expenses were incurred for business travel use of the aircraft at a cost determined to be at fair market value. On May 31, 2008, Ms. Dai was appointed as Vice President of Sales for Communications and Consumer Business of MSI.

        On August 19, 2005, through our subsidiaries MSI and Marvell International Ltd., we entered into a License and Manufacturing Services Agreement (the "License Agreement") with C2 Microsystems, Inc. ("C2Micro"). The License Agreement has substantially similar terms as other license and manufacturing services agreements with other third parties. We recognized $1.3 million of revenue under the License Agreement with C2Micro during fiscal 2008. We recognized $0.3 million and deferred $25,000 of revenue under the License Agreement with C2Micro during fiscal 2007. We recognized $0.4 million and deferred $0.2 million of revenue from the License Agreement with C2Micro during fiscal 2006. As of February 2, 2008, we had a receivable of $0.6 million from C2Micro. Dr. Sehat Sutardja and Weili Dai, through their ownership and control of Estopia LLC, are indirect shareholders of C2Micro. Kuo Wei (Herbert) Chang, a member of our board of directors, is a member of the board of directors of C2Micro and through his ownership and control of C-Squared venture entities, is also an indirect shareholder of C2Micro. Dr. Pantas Sutardja, our Vice President, Chief Technology Officer, Acting Chief Operating Officer and Chief Research and Development Officer, is also a shareholder of C2Micro.

        On January 8, 2007, through our subsidiary Marvell International Ltd., we entered into a Library/IP/Software Evaluation License Agreement (the "Evaluation License Agreement") with VeriSilicon Holdings Co., Ltd. ("VeriSilicon"). The Evaluation License Agreement has no consideration. We incurred $0.3 million of royalty expense from VeriSilicon under a core license agreement assumed from our acquisition of the semiconductor design business of UTStarcom, Inc. during fiscal 2008. In addition, we incurred $37,500 of maintenance expense from VeriSilicon during fiscal 2008. Weili Dai's brother (and Dr. Sehat Sutardja's brother-in-law) is the Chairman, President and Chief Executive Officer of VeriSilicon. Ms. Dai is also a shareholder of VeriSilicon.

        On September 6, 2007, through our subsidiary Marvell International Ltd., we entered into a Technology Evaluation Agreement (the "Evaluation Agreement") with Vivante Corporation ("Vivante"). The Evaluation Agreement has no consideration. On September 28, 2007, we also entered into a Memorandum of Understanding ("MOU") with Vivante to set forth the main principles for a good faith negotiation of a license agreement. The MOU has no consideration. On October 31, 2007, we entered into a License Agreement with Vivante. The License Agreement has substantially similar terms as other license agreements with other third parties. We recorded $0.5 million of expense during fiscal 2008 in connection with the License Agreement with Vivante. Dr. Sehat Sutardja and Weili Dai, through their ownership and control of Estopia LLC, are indirect shareholders of Vivante. In addition, Dr. Sehat Sutardja is also a direct shareholder and Chairman of the board of directors of Vivante. Ms. Dai's brother (and Dr. Sehat Sutardja's brother-in-law) is the Chief Executive Officer of Vivante. Kuo Wei (Herbert) Chang, a member of our board of directors, through his ownership and control of C-Squared venture entities, is also an indirect shareholder of Vivante.

        On September 28, 2007, through our subsidiary Marvell International Ltd., we entered into a Master Technology Agreement (the "Technology Agreement") with Sonics, Inc. ("Sonics"), pursuant to which we have licensed technology from Sonics. The Technology Agreement has substantially similar terms as other license agreements with other third parties. We paid $2.1 million under the Technology Agreement for the license and related maintenance during fiscal 2008. Kuo Wei (Herbert) Chang, a member of our board of directors, and Mr. Sophie, a former member of our board of directors, both serve as members of the board of directors of Sonics and each has a direct and/or indirect ownership interest in the equity of Sonics.

        Effective as of May 6, 2007, Weili Dai, our former Executive Vice President and Chief Operating Officer, transitioned into a non-executive level position and prior to her voluntary reduction in her base salary to $1 in January 2008, Ms. Dai's annual base salary was set at $220,000.

        We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary MSI for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual's agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under our Bye-Laws or applicable law.

        In addition, we have entered into an indemnification agreement with Mr. de Urioste and anticipate entering into a similar agreement with Mr. Hosein upon the commencement of his employment.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended February 2, 2008. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates the information by reference in such filing.

        Established on March 21, 2000, the audit committee is currently comprised of three independent directors: Dr. Gromer, its Chairman, Messrs. Chang and Krueger. Dr. Gromer was appointed to the audit committee and as chairman on December 7, 2007, and Mr. Chang was appointed to the audit committee on April 17, 2008. During the fiscal year ended February 2, 2008, Mr. King, Mr. Sophie and Dr. Gray also served on the audit committee until their resignations effective as of October 19, 2007, December 6, 2007 and April 11, 2008, respectively. The purpose of the audit committee is to assist our board of directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of our independent registered public accounting firm.

        The audit committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in our financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers, is responsible for performing an independent audit of those financial statements. As more fully explained in the audit committee's charter, the audit committee's responsibility is to provide oversight of and to review those processes. The audit committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The audit committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements.

        The audit committee has reviewed and discussed the audited financial statements with our management. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The audit committee was kept apprised of the progress of management's assessment of our internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management at meetings throughout the year. At the conclusion of the process, management provided the audit committee with a report on the effectiveness of our internal control over financial reporting. The audit committee reviewed this report of management and Item 9A, "Control and Procedures," contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC, as well as PricewaterhouseCoopers' report of independent registered public accounting firm (included in our Annual Report on Form 10-K) relating to its audit of the consolidated financial statements. The audit committee also reviewed with management and PricewaterhouseCoopers (a) our completed, current and planned initiatives to remediate material weaknesses in our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the additional analyses undertaken and procedures performed by us to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

        In addition, the audit committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61,

"Communication with Audit Committees," as adopted by the Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, PricewaterhouseCoopers, the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Public Company Accounting Oversight Board, and the audit committee has discussed with PricewaterhouseCoopers the independence of the independent registered public accounting firm.

        After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to our board of directors, and our board of directors has approved, that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K and in this proxy statement.

The Audit Committee
Dr. Juergen Gromer, Chairman Kuo Wei (Herbert) Chang Arturo Krueger

PROPOSAL NO. 2

RE-APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

        In accordance with Section 89 of the Bermuda Companies Act 1981, our shareholders have the authority to appoint our auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm. At the annual general meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorize the audit committee to fix the remuneration of the auditors and independent registered public accounting firm for the fiscal year ending January 31, 2009.

Board Recommendation and Required Vote

        Our board of directors unanimously recommends that you vote FOR the re-appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending January 31, 2009.

        Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the re-appointment of PricewaterhouseCoopers and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint PricewaterhouseCoopers at the annual general meeting, Bermuda law requires that the existing auditors and independent registered public accounting firm remain in office until a successor is appointed in accordance with Bermuda law and our Bye-Laws.

INFORMATION CONCERNING
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers, independent registered public accountants, have been our auditors and independent registered public accounting firm for the financial statements for each year since the year ended January 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the 2008 annual general meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

Fees Paid to PricewaterhouseCoopers LLP

        In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for fiscal 2008, we have retained PricewaterhouseCoopers to provide professional services in fiscal 2008. The aggregate fees billed for professional services by PricewaterhouseCoopers in fiscal 2008 and fiscal 2007 were as follows:

Audit Fees

        The aggregate audit fees for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $8,190,000 and $3,883,000 for fiscal 2008 and 2007, respectively. The fee for fiscal 2008 includes $4,523,000 related to the SEC investigation regarding our historical stock option practices and related accounting matters.

Audit-Related Fees

        The aggregate audit-related fees for each of the last two fiscal years for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or review of our financial statements was $117,000 and $555,000 for fiscal 2008 and 2007, respectively. The nature of the audit-related services included certain due diligence and accounting advice related to acquisitions.

Tax Fees

        The aggregate tax fees for each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers that were related to tax advice, tax compliance and foreign tax matters was $7,000 and $44,000 for fiscal 2008 and 2007, respectively.

All Other Fees

        The aggregate all other fees for each of the last two fiscal years for services and products rendered by PricewaterhouseCoopers other than those reported in the categories above was $2,000 for fiscal 2008 and for fiscal 2007, respectively. The nature of the other services included subscription to an accounting, auditing and reporting library and other miscellaneous services.

Policy on Pre-Approval and Procedures

        The engagement of PricewaterhouseCoopers for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that PricewaterhouseCoopers provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the company engages PricewaterhouseCoopers after May 6, 2003 require pre-approval by the audit committee. All audit and permitted non-audit service fees were approved by the audit committee.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2009 ANNUAL GENERAL MEETING

        Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2009 annual general meeting, we must receive the written proposal by such shareholder at the mailing address of our principal executive offices set forth below, no later than February 6, 2009. Such proposals also must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

        Shareholders may also make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with our Bye-Laws. In accordance with Bye-Law 34 of our Bye-Laws, shareholder nominations may be voted on at an annual general meeting only if such nominations are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a shareholder's written notice must be received by the company not less than 60 nor more than 180 days prior to the date set for the annual general meeting (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year's annual general meeting). To comply with our Bye-Laws, you must provide appropriate notice to us no earlier than January 13, 2009 and no later than May 13, 2009. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by our board of directors. Our board of directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with our Bye-Laws and whether any such proposal will be acted upon at the annual general meeting.

        All shareholder proposals should be addressed to our Secretary at the mailing address of our business offices at Marvell Technology Group Ltd., Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda.

        In addition, Section 79 of the Bermuda Companies Act 1981 provides that shareholders representing either (i) 5% of the total voting power of the common shares eligible to vote at a general meeting of the company, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of the company. Upon timely receipt of notice, the company shall, at the expense of such shareholder(s), give the other shareholders of the company entitled to receive notice of the next annual general meeting notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the annual general meeting. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting by notice deposited at our registered office not less than one week prior to the annual general meeting.

OTHER MATTERS

        At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the annual general meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, officers and directors of the company and persons who beneficially own more than 10% of our common shares are required to file with the SEC and furnish to the company reports of ownership and change in ownership with respect to all equity securities of the company.

        Based solely on its review of the copies of such reports received by us during or with respect to the fiscal year ended February 2, 2008, and written representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals with the exception that Mr. Michael Rashkin was late filing a Form 3 and was late filing a Form 4 with respect to one transaction.

ANNUAL REPORT ON FORM 10-K

        Along with this proxy statement, we have provided each shareholder entitled to vote a copy of our Annual Report on Form 10-K for the year ended February 2, 2008 without the exhibits thereto. We will provide, without charge, a copy of the exhibits to our Annual Report on Form 10-K for the year ended February 2, 2008, upon the written or oral request of any shareholder or beneficial owner of our common shares. Requests should be directed to the following address:

Marvell Semiconductor, Inc.
Attn: Secretary
5488 Marvell Lane, MS 1-501
Santa Clara, California 95054
Telephone: (408) 222-2500

By Order of the board of directors,

DR. SEHAT SUTARDJA
Chairman of the board of directors, President and Chief Executive Officer
Santa Clara, California June 2, 2008

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE WITHIN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please contact our Legal Department at (408) 222-2500.

The Annual General Meeting of Shareholders of

Marvell Technology Group Ltd.

will be held at the
Hyatt Regency Hotel,
Santa Clara Convention Center,
5101 Great America Parkway,
Santa Clara, California 95054
on
Friday, July 11, 2008
at 3:30 P.M. Pacific time

MARVELL TECHNOLOGY GROUP LTD.

PROXY VOTING INSTRUCTION CARD

Dear Shareholder:

Your vote is important.  Please consider the proposals discussed in the enclosed proxy statement of Marvell Technology Group Ltd. and:

•	Complete, sign, date and mail the proxy card in the enclosed postage-prepaid envelope; or
•	Send the proxy card, if the envelope is missing, to:

Marvell Technology Group Ltd.
c/o American Stock Transfer & Trust Company
59 Maiden Lane New York, NY 10038

If you receive more than one set of proxy materials from the company, please act promptly on each set of materials you receive because each set represents separate blocks of shares.  If you return multiple cards, you may use the same return envelope.  Please indicate if you plan to attend the annual general meeting in the box provided.  If you wish to revoke your proxy, you may do so at any time before your proxy is voted at the annual general meeting.  You can do this in one of three ways:

(1)   you can send the Secretary of the company a written notice stating that you want to revoke your proxy;

(2)   you can complete and submit a new later dated proxy card; or

(3)   you can attend the annual general meeting and vote in person.

You must submit your notice of revocation or a new later dated proxy card to the company at the address set forth above. Your notice of revocation or new later dated proxy card must be received by 5:00 p.m., Pacific time, on July 10, 2008.

0

MARVELL TECHNOLOGY GROUP LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL GENERAL MEETING ON JULY 11, 2008

The undersigned, a shareholder of MARVELL TECHNOLOGY GROUP LTD., a Bermuda company, acknowledges receipt of a copy of our notice of annual general meeting of shareholders and the accompanying proxy statement and our Annual Report on Form 10-K for the year ended February 2, 2008, and, revoking any proxy previously given, hereby constitutes and appoints Sehat Sutardja, Ph.D., and George de Urioste, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote our common shares standing in the name of the undersigned at our annual general meeting of shareholders to be held on Friday, July 11, 2008 at 3:30 p.m., Pacific time, and at any adjournment or postponement thereof, and instructs said proxy to vote as follows:

Shares represented by this proxy will be voted as directed by the shareholder.  If no such directions are indicated, the proxy holders will have the authority to vote FOR the election of the four directors and FOR proposal 2, and in accordance with the discretion of the proxy holders, on any other matters as may properly come before the annual general meeting.

Please complete, sign, date and return the proxy card promptly using the enclosed envelope.

YOUR VOTE IS VERY IMPORTANT.

(Continued and to be signed on the reverse side.)

14475

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MARVELL TECHNOLOGY GROUP LTD.

will be held at:

Hyatt Regency Hotel

Santa Clara Convention Center

5101 Great America Parkway

Santa Clara, California 95054

Friday, July 11, 2008

3:30 p.m., Pacific Time

Please complete, sign, date

and mail your proxy card in

the envelope provided as

soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

00033330300000001000 8	071108

Unless otherwise specified, this proxy will be voted FOR the nominees for director and FOR the proposal listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of four directors:		FOR	AGAINST	WITHHOLD

	John G. Kassakian	Class 1	☐	☐	☐

	Kuo Wei (Herbert) Chang	Class 2	☐	☐	☐

	Juergen Gromer, Ph.D.	Class 2	☐	☐	☐

	Arturo Krueger	Class 2	☐	☐	☐

2.

To re-appoint PricewaterhouseCoopers LLP as the company’s auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending January 31, 2009.

			FOR ☐	AGAINST ☐	WITHHOLD ☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

In order for your shares to be voted by the proxy holders, your proxy card must be received by 5:00 p.m., Pacific time, on July 10, 2008 at the address set forth on the reverse hereof.  Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted.  Please complete, sign, date and return this proxy card.  Returning this proxy card does NOT deprive you of your right to attend the annual general meeting and to vote your shares in person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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TABLE OF CONTENTS
INTRODUCTION
INFORMATION REGARDING VOTING AT THE ANNUAL GENERAL MEETING
IMPORTANT
PRESENTATION OF FINANCIAL STATEMENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RE-APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2009 ANNUAL GENERAL MEETING
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K